                                                                   EXHIBIT 10.40


                                          ======================================
                                                       CONFIDENTIAL.
                                          CERTAIN INFORMATION HAS BEEN REDACTED.
                                            CONFIDENTIAL TREATMENT REQUESTED.
                                          ======================================



                              OEM COMPONENT SUPPLY


                                       AND


                          TECHNOLOGY LICENSE AGREEMENT



                                     BETWEEN



                   INTERNATIONAL BUSINESS MACHINES CORPORATION



                                       AND



                           WESTERN DIGITAL CORPORATION



                                  JUNE 7, 1998

                                          ======================================
                                                       CONFIDENTIAL.
                                          CERTAIN INFORMATION HAS BEEN REDACTED.
                                            CONFIDENTIAL TREATMENT REQUESTED.
                                          ======================================


                            OEM COMPONENT SUPPLY AND
                          TECHNOLOGY LICENSE AGREEMENT


                                TABLE OF CONTENTS

                                                                      Page
                                                                      ----
1.0 PURPOSE AND DESCRIPTION OF THE AGREEMENT ........................   2

2.0 DEFINITIONS .....................................................   2

3.0 IBM SALE OF PARTS TO WDC.........................................  10

    3.1 IBM COMPONENTS ..............................................  10

    3.2 VENDOR COMPONENTS ...........................................  10

4.0 TECHNOLOGY ......................................................  10

    4.1 PROCESS FOR PROJECTS ........................................  10

    4.2 PHASE 1 HDD PROGRAMS ........................................  11

    4.3 PHASE 2 HDD PROGRAMS ........................................  11

    4.4 LIST OF IBM TECHNOLOGY ......................................  12

    4.5 SCHEDULE FOR TECHNOLOGY .....................................  13

5.0 TECHNICAL ASSISTANCE ............................................  13

6.0 TECHNOLOGY LICENSE ..............................................  14

    6.1 WDC LICENSE TO IBM TECHNOLOGY ...............................  14

    6.2 LICENSED USE ................................................  15

    6.3 RESIDUALS ...................................................  16

    6.4 SUBLICENSING RIGHTS .........................................  17

7.0 INTENTIONALLY LEFT BLANK ........................................  17

8.0 EXCLUSIVE REMEDY AND INCENTIVE PAYMENT ..........................  17

                                                                            Page
                                                                            ----
     8.1 REMEDY FOR [PRODUCT A] ..........................................   17

     8.2 REMEDY FOR [PRODUCT B] ..........................................   18

 9.0 TECHNOLOGY FEES......................................................   23

     9.1 TECHNOLOGY LICENSE FEES .........................................   23

     9.2 PAYMENT TERMS ...................................................   24

     9.3 LICENSE FEES FOR RESIDUALS ......................................   25

     9.4 INTEREST ........................................................   26

     9.5 TAXES ...........................................................   26

10.0 AUDIT ...............................................................   26

11.0 COPYRIGHTS ..........................................................   27

     11.1 LICENSE TERMS ..................................................   27

     11.2 WDC MODIFICATIONS AND LICENSES .................................   28

     11.3 RESTRICTIONS ...................................................   29

     11.4 SUBLICENSING RIGHTS ............................................   29

     11.5 WORK PRODUCT ...................................................   29

12.0 TECHNOLOGY AND COPYRIGHT INDEMNITY ..................................   30

13.0 NOTICE OF ADDITIONAL LICENSEES ......................................   31

14.0 THIRD PARTY PATENTS .................................................   32

15.0 INVENTIONS ..........................................................   32

16.0 CONFIDENTIAL INFORMATION ............................................   33

17.0 CHANGE OF CONTROL ...................................................   37

18.0 MATERIAL BREACH .....................................................   38

                                                                            Page
                                                                            ----
19.0 TERM AND TERMINATION..................................................   39

     19.1 TERM ............................................................   39

     19.2 TERMINATION OF AGREEMENT ........................................   39

     19.3 TERMINATION OF LICENSES .........................................   39

     19.4 EQUITABLE RELIEF ................................................   40

20.0 DISPUTE RESOLUTION ...................................................   40

21.0 ADMINISTRATIVE PROVISIONS ............................................   41

     21.1 MANAGING COORDINATORS ...........................................   41

     21.2 PAYMENTS, NOTICES, AND OTHER COMMUNICATIONS .....................   41

22.0 GENERAL PROVISIONS ...................................................   42

     22.1 NO ASSIGNMENT OR SUBCONTRACT ....................................   42

     22.2 PUBLICITY/TRADEMARKS ............................................   43

     22.3 NON-EXCLUSIVE AGREEMENT .........................................   43

     22.4 INDEPENDENT RELATIONSHIP OF THE PARTIES .........................   43

     22.5 ASSIGNMENT, TRANSFER OR REASSIGNMENT OF EMPLOYEES ...............   44

     22.6 REPRESENTATIONS AND WARRANTIES ..................................   44

     22.7 COMPLIANCE WITH LAWS AND REGULATIONS ............................   44

     22.8 GOVERNING LAW, VENUE, AND JURY TRIAL WAIVER .....................   45

     22.9 EXCLUSION OF CONSEQUENTIAL DAMAGES ..............................   45

     22.10 FORCE MAJEURE ..................................................   45

     22.11 NO SOLICITATION ................................................   45

     22.12 AGREEMENT INTERPRETATION .......................................   46

     22.13 SEVERABILITY ...................................................   46

     22.14 SURVIVAL .......................................................   46

     22.15 FAILURE TO ACT .................................................   46

                                                                           Page
                                                                           ----
     22.16 PROHIBITED DISCUSSIONS .......................................   46

     22.17 SOLE AGREEMENT AND AMENDMENTS ................................   47

     22.18 AGREEMENTS WITH EMPLOYEES AND OTHERS .........................   47

     22.19 ATTACHMENTS ..................................................   47

23.0 EXECUTION ..........................................................   48

ATTACHMENT A:  SUPPLEMENTS

ATTACHMENT B:  HDD PRODUCT INFORMATION

        ATTACHMENT B-1:      [PRODUCT A]

        ATTACHMENT B-2:      [PRODUCT B]

ATTACHMENT C:  MANUFACTURING SOFTWARE, SOFTWARE TOOLS AND
                      MICROCODE

ATTACHMENT D:  IBM TECHNOLOGY

ATTACHMENT E:  TECHNOLOGY DELIVERY SCHEDULE

ATTACHMENT F:  CORE IBM TECHNOLOGY

ATTACHMENT G:  OEM SALES AND PURCHASE AGREEMENT BETWEEN INTERNATIONAL BUSINESS
               MACHINES CORPORATION AND WESTERN DIGITAL CORPORATION

ATTACHMENT H:  AGREEMENT FOR FABRICATION AND PURCHASE OF PRODUCTS (ORIGINAL
               EQUIPMENT MANUFACTURER) INTERNATIONAL BUSINESS MACHINES CORPORATION AND WESTERN DIGITAL CORPORATION DATED APRIL 8, 1993, AS AMENDED (INCLUDING AMENDMENT NO. 16 THERETO, THE "IMD 3-PIECE CHIP SET AGREEMENT")

                                          ======================================
                                                       CONFIDENTIAL.
                                          CERTAIN INFORMATION HAS BEEN REDACTED.
                                            CONFIDENTIAL TREATMENT REQUESTED.
                                          ======================================


                            OEM COMPONENT SUPPLY AND
                          TECHNOLOGY LICENSE AGREEMENT

This is an OEM Component Supply and Technology License Agreement ("Agreement"), dated as of June 7, 1998, between Western Digital Corporation ("WDC") and International Business Machines Corporation ("IBM"). WDC is a Delaware corporation with its principal place of business at 8105 Irvine Center Drive, Irvine, California 92618. IBM is a New York corporation with its principal place of business at New Orchard Road, Armonk, NY 10504.

WHEREAS, WDC wishes to purchase certain head gimbal assemblies and other components from IBM for use in WDC's manufacture of certain desktop hard disk drive products; and

WHEREAS, WDC wishes to implement certain head gimbal assembly products designed, developed and manufactured by IBM that contain IBM's leading giant magnetoresistive ("GMR") and future generation head technology and other components in WDC's future hard disk drives for the desktop platform by manufacturing hard disk drives that are based in whole or in part on technology and technical assistance received from IBM; and

WHEREAS, in order to incorporate IBM's GMR and future generation head gimbal assembly products and other components into WDC's desktop hard disk drives, and in order to optimize the effectiveness of the head gimbal assembly technology in WDC's hard disk drives and to fully implement IBM's considerable experience with its own head gimbal assemblies, WDC requires access to certain IBM technology and IBM technical information, including specifications and drawings, as well as certain manufacturing and development ideas, concepts, know-how and techniques; and

WHEREAS, IBM wishes to continue selling hard disk drive components which incorporate its leading technology to other HDD manufacturers; and

WHEREAS, in order to obtain an intended stable source of supply of IBM components, WDC wishes to purchase in volume certain IBM head gimbal assembly products and other components; and

WHEREAS, in order to facilitate the introduction of head gimbal assembly products that contain IBM's leading GMR and future generation head technology into desktop hard disk drive platforms, IBM intends to license certain IBM-specified technology to WDC to allow it to integrate the IBM head gimbal assembly products and other components that WDC will acquire from IBM into WDC's desktop hard disk drive products, providing WDC an opportunity to improve the performance and areal densities of WDC's desktop hard disk drive products, resulting in increased sales by WDC of such desktop products and increased sales by IBM of hard disk drive components; and

WHEREAS, if WDC desires IBM's assistance in procuring components for, or assembling, head stack assemblies, IBM will procure some or all of the components used with head gimbal assemblies to create head stack assemblies and assemble or supervise the assembly of such components and head gimbal assemblies into head stack assemblies to be supplied to WDC;

NOW THEREFORE, in consideration of the promises and the mutual covenants contained herein, IBM and WDC agree as follows:

1.0     PURPOSE AND DESCRIPTION OF THE AGREEMENT

1.1 The purpose of this Agreement is for IBM and WDC to enter into a business relationship relating to the purchase of IBM Components and the licensing of certain IBM Technology and IBM Technical Information for use in integrating such components into desktop Products.

1.2 Under this Agreement, IBM agrees to sell and WDC agrees to purchase IBM Components, as described in Section 3.1, the OEM Agreement and Attachment H.

1.3 Also under this Agreement, IBM agrees to provide to WDC IBM Technology as described in Section 4.0, provide Technical Assistance as described in Section 5.0, and license WDC to use, as described in Section 6.0, IBM Technology and IBM Technical Information. WDC agrees to pay IBM Technology Fees, as described in Section 9.0.

2.0     DEFINITIONS

2.1     An "Action in Bankruptcy" shall be deemed to have occurred if:

        (a) a party shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law,
            (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such party or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition for involuntary bankruptcy filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) admit in writing its inability to pay its debts as they become due or
            (vii) take corporate action for the purpose of effecting any of the foregoing; or

        (b) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
            (i) relief in respect of a party or of a substantial part of any of its property or assets, under Title 11 of the United States Code or any other Federal or state bankruptcy, insolvency or similar law,
            (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for such party or for a substantial part of its property, or (iii) the winding-up or liquidation of such party, and, if and so long as contested by such party, either such proceeding or petition described in this clause (b) shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for ninety (90) days.

2.2 "Agreement" shall mean this OEM Component Supply and Technology License Agreement and its Attachments.

2.3 "Acquiring Party" shall mean a party involved in an acquisition of WDC pursuant to a Change of Control.

2.4     "AT/IDE Interface" shall mean ______________.

2.5 "Attachment(s)" shall mean the portions of this Agreement which are identified in Section 22.19.

2.6 "Confidential Information" shall mean information or material as described in Section 16.0.

2.7 "Change of Control" will be deemed to have occurred if: (i) there shall be consummated (x) any consolidation or merger or other combination of a party in which such party is not the continuing or surviving corporation or pursuant to which shares of such party's common stock would be converted into cash, securities or other property, other than a merger of such party in which the holders of such party's common stock immediately prior to the merger hold at least a majority of the outstanding securities of the combined entity, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of such party; or (ii) the stockholders of such party approve a plan or proposal for the liquidation or dissolution of such party, or a proceeding under Chapter 7 of the Federal Bankruptcy Code is involuntarily commenced against such party and such proceeding is not dismissed within 60 days; or (iii) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty (50%) percent or more (25% or more if such "person" is a Subject Acquirer) of such party's outstanding common stock; or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the entire Board of Directors of a party shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the party's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

2.8 "Contract" shall mean this Agreement without the OEM Agreement and Attachment H.

2.9 "Core IBM Technology" shall mean certain IBM-specified items of IBM Technology or IBM Technical Information that contain highly sensitive and valuable ideas, concepts, know-how or techniques of IBM or its Subsidiaries. A list of Core IBM Technology that IBM and its Subsidiaries intend to provide to WDC and its Subsidiaries under this Agreement is included in Attachment F, which list is subject to revision by IBM during the term of this Agreement in accordance with Section 22.5.3.

2.10 "Derivative" or "derivative" shall mean anything based upon or in any way derived from IBM Intellectual Property, Products or IBM Components.

2.11 "Derivative Work" shall mean a work that is based on an underlying work and that would be a copyright infringement if prepared without the authorization of the copyright owners of the underlying work. Derivative Works are subject to the ownership rights and licenses of others in the underlying work. Derivative Work shall encompass all modifications, fixes, corrections, additions, and deletions made to the underlying works.

2.12 "Desktop Development Group" shall mean employees of WDC's new product introduction or development group, or consultants to WDC's new product introduction or development group who have executed a confidentiality and intellectual property agreement that is in a form which is satisfactory to IBM, who are assigned by WDC to work on desktop Products.

2.13 "Disclosing Party" shall mean the party, or any Subsidiary of such party, who discloses Confidential Information to the other party, or a Subsidiary of such other party, to this Agreement under the terms of
        Section 16.0, Confidential Information.

2.14 "Electronics" shall mean, at WDC's option, either (i) the 3-Piece Chip Set or (ii) the PCBA and 3-Piece Chip Set, which WDC and its Subsidiaries acquire from IBM or a Subsidiary of IBM.

2.15 "GA" or "General Availability" shall mean the date on which a desktop Product is made generally available for sale in volume by WDC to customers.

2.16    "HDA" shall mean head disk assembly.

2.17    "HDD" shall mean hard disk drive.

2.18 "HGA" shall mean an IBM head gimbal assembly sold to WDC and its Subsidiaries under the OEM Agreement.

2.19 "HSA" means an IBM head stack assembly which includes HGA and other components that are sold to WDC and its Subsidiaries under the OEM Agreement.

2.20 "HSA Technology Package" shall mean the entire and complete package of IBM Technology that is licensed by IBM under this Agreement and is required by a third party to integrate IBM HSAs into a desktop Product, and which is further described in Attachment D.

2.21 "IBM Components" shall mean IBM HGAs and other components that WDC and its Subsidiaries acquire directly from IBM or a Subsidiary of IBM under this Agreement. IBM Components include (i) IBM HGAs, Electronics and other components acquired from IBM or a Subsidiary of IBM during Phase 1, and (ii) IBM HGAs and other components acquired from IBM or a Subsidiary of IBM during Phase 2, unless WDC elects in Phase 2 to acquire Electronics, in which case IBM Components will include IBM HGAs, Electronics and other components during Phase 2.

2.22 "IBM Technical Information" shall mean non-public information that IBM or a Subsidiary of IBM provides, in verbal or written form, to WDC or a Subsidiary of WDC in connection with the delivery of Technical Assistance under this Agreement. IBM Technical Information contains, among other things, valuable ideas, concepts, know-how and/or techniques.

2.23 "IBM Technology" shall mean non-public information that IBM or a Subsidiary of IBM provides to WDC or a Subsidiary of WDC, in verbal or written form, under the terms of this Agreement, and includes but is not limited to the items described in Attachment D. IBM Technology contains, among other things, valuable ideas, concepts, know-how and/or techniques.

2.24 "Initial Delivery Date" shall mean the date on which IBM or a Subsidiary of IBM delivers to WDC or a Subsidiary of WDC in all material respects the preliminary specifications and drawings for mechanical components for [Product A] (i.e., specifications and drawings for mechanical components in IBM's current _______ HDD product), as described in Attachment E.

2.25 "Intellectual Property" shall mean any IBM Confidential Information, and any IBM Technology, IBM Technical Information, patents, software and copyrights which IBM licenses to WDC or a Subsidiary of WDC, any patent applications, and any documents that contain IBM Technology, IBM Technical Information, Manufacturing Software, Software Tools and Microcode.

2.26 "Inventing Party" shall mean the party that conceives or first actually reduces to practice an Invention while performing work under, and during the term of, this Agreement.

2.27 "Invention" shall mean any idea, design, concept, technique, invention, discovery or improvement whether or not patentable or registerable, either conceived or first actually reduced to practice while performing under this Agreement and during the term of this Agreement, solely by one or more employees of one of the parties or its Subsidiaries.

2.28 "[Product A]" shall mean the IBM-designed 3.5" form factor, desktop Product that is described in Attachment B-1 of this Agreement.

2.29 "Joint Invention" shall mean an Invention that is either conceived of or first reduced to practice by the personnel of both WDC and IBM.

2.30 "Joint Work Product" shall mean Work Product that is jointly created by or results from the efforts of the personnel of both WDC and IBM, including any Subsidiaries of WDC or IBM.

2.31    "LA" and "Limited Availability" shall mean ____________.

2.32 "Managing Coordinator" shall mean each of the individuals who are named in Section 21.1 and are responsible for the oversight of this Agreement.

2.33 "Manufacturing Software" shall mean software that IBM or a Subsidiary of IBM provides to WDC or a Subsidiary of WDC for use in the manufacturing of desktop Products, and is further described in Attachment C. Manufacturing Software may include software loaded into manufacturing machines, but does not include Software Tools or Microcode.

2.34 "Microcode" shall mean software that IBM or a Subsidiary of IBM provides to WDC or a Subsidiary of WDC for embedding into the integrated circuitry of a desktop Product, and which is further described in Attachment C. Microcode shall not include Manufacturing Software or Software Tools.

2.35 "Minimum Volume Forecast" shall mean the forcasted volumes of HGAs which WDC and its Subsidiaries intends to purchase from IBM or a Subsidiary of IBM, as described in Attachment A to this Agreement.

2.36 "[Product C]" shall mean the first successor 3.5" form factor, desktop Product to [Product B] that is assembled by WDC or a Subsidiary of WDC in accordance with WDC's HDD specifications.

2.37 "Object Code" shall mean computer programming code, substantially or entirely in binary form, which is intended to be directly executable by a computer after suitable processing, but without the intervening steps of compilation or assembly.

2.38    "OEM" shall mean original equipment manufacturer.

2.39 "OEM Agreement" shall mean the OEM Sales and Purchase Agreement between International Business Machines Corporation and Western Digital Corporation attached hereto as Attachment G.

2.40    "Part(s)" are the component pieces included within an HSA.

2.41 "PCBA" shall mean the IBM-specified printed circuit board assembly that WDC and its Subsidiaries acquire from IBM or a Subsidiary of IBM under Attachment H.

2.42 "Phase 1" shall mean the period during which IBM provides Technical Assistance and licenses IBM Technology and IBM Technical Information to WDC, and WDC and its Subsidiaries acquire IBM Components for use in [Product A] and [Product B] and any successor desktop Products thereto that are assembled in accordance with IBM's HDD specifications and added to this Agreement by a written instrument executed by authorized representatives of WDC and IBM.

2.43    "Phase 1 HDD with Up to ________ Platters" shall mean a
        WDC-manufactured, 3.5" form factor, desktop HDD product that: (i) is assembled in accordance with IBM's HDD specifications; (ii) implements an AT/IDE Interface; and (iii) contains up to ______ disk platters.

2.44 "Phase 1 HDD with _______ Platters" shall mean a WDC-manufactured, 3.5" form factor, desktop HDD product that: (i) is assembled in accordance with IBM's HDD specifications; (ii) implements an AT/IDE Interface; and
        (iii) contains only ________ disk platters.

2.45 "Phase 1 HDD with Up to _______ Platters" shall mean a WDC-manufactured, 3.5" form factor, desktop HDD product that: (i) is assembled in accordance with IBM's HDD specifications; (ii) implements an AT/IDE Interface; and (iii) contains up to ________ disk platters.

2.46 "Phase 2" shall mean the period during which IBM provides Technical Assistance and licenses IBM Technology and IBM Technical Information to WDC, and WDC and its Subsidiaries acquire IBM Components for use in [Product C] and any successor desktop Products thereto that are assembled in accordance with WDC's or a third party's HDD specifications and added to this Agreement by a written instrument executed by authorized representatives of WDC and IBM.

2.47    "Phase 2 HDD with Up to ________ Platters" shall mean a
        WDC-manufactured, 3.5" form factor, desktop HDD product that: (i) is assembled in accordance with WDC's or a third party's HDD specifications; (ii) implements an AT/IDE Interface; and (iii) contains up to ________ disk platters.

2.48 "Phase 2 HDD with _____ Platters" shall mean a WDC-manufactured, 3.5" form factor, desktop HDD product that: (i) is assembled in accordance with WDC's or a third party's HDD specifications; (ii) implements an AT/IDE Interface; and (iii) contains only _______ disk platters.

2.49 "Phase 2 HDD with Up to ______ Platters" shall mean a WDC-manufactured, 3.5" form factor, desktop HDD product that: (i) is assembled in accordance with WDC's or a third party's HDD specifications; (ii) implements an AT/IDE Interface; and (iii) contains up to _______ disk platters.

2.50 "[Product B]" shall mean the IBM-designed 3.5" form factor, desktop Product that is described in Attachment B-2.

2.51 "Product(s)" shall mean the WDC-manufactured HDDs that incorporate IBM Components.

2.52 "Product End of Life" shall mean the date specified in a notice of withdrawal from marketing by IBM of an HGA product contained in a WDC desktop Product, or by WDC of a desktop Product that is subject to this Agreement.

2.53    "Program Quarter" or "PQ" shall mean, for any program, the first three
        (3) calendar months or each three (3) consecutive calendar months thereafter for which WDC has committed to acquire HGAs in production volumes from IBM or a Subsidiary of IBM, which volumes are further described in Attachment A and in the OEM Agreement

2.54 "Receiving Party" shall mean the party, or any Subsidiary of such party, who receives Confidential Information from the other party, or any Subsidiary of such other party, under the terms of Section 16.0, Confidential Information.

2.55    [Deleted]

2.56 "Residuals" shall mean information that is retained in the unaided memories of employees of WDC or its Subsidiaries that is in any way derived from the IBM Technology or IBM Technical Information supplied by IBM or its Subsidiaries to WDC or its Subsidiaries under this Agreement. Notwithstanding the foregoing, the term "Residuals" shall not include any information that contains any Core IBM Technology.

2.57    [Deleted]

2.58 "Schedule" shall mean the delivery schedule for IBM Technology that ___ is described in Attachment E.

2.59 "Senior Executives" for IBM shall be the General Manager of IBM's Storage Systems Division or his or her designee, and for WDC shall be its Chief Executive Officer or his or her designee.

2.60 "Software Tools" shall mean IBM-developed software that IBM provides to WDC to test IBM Components or desktop Products, and is further described in Attachment C. Software Tools may include software loaded into test machines, but does not include Manufacturing Software or Microcode.

2.61    "SONP" shall mean __________.

2.62 "Source Code" shall mean computer instructions in a human readable, non-executable format from which Object Code can be produced by compilation, interpretation and/or assembly. Source Code may also include programming annotations and commentary sufficient to educate a competent computer programmer as to the general intent and purpose of such programming instructions.

2.63 "Subject Acquirer" shall mean an Acquiring Party or an affiliate of an Acquiring Party that has revenues in excess of $______ in sales of hard disk drives, or storage subsystems or $_______ in sales of components of hard disk drives in each case measured as of the end of the most recent fiscal year of such person or entity.

2.64 "Subsequent Payment(s)" shall mean the payment that WDC pays to IBM as further described in Section 1.1.2 of Exhibit 1 to the OEM Agreement.

2.65 "Subsidiary(ies)" shall mean a corporation, company, limited liability company or other entity:

        (a) more than fifty percent (50%) of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, now or hereafter, owned or controlled, directly or indirectly, by a party hereto; or

        (b) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture, or unincorporated association, but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such corporation, company or other entity is, now or hereafter, owned or controlled, directly or indirectly, by a party hereto;

        but such corporation, company or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists.

2.66 "Supplement" shall mean an Attachment to this Agreement for a desktop Product that contains, among other things, Minimum Volume Forecast and Third Party Manufacturer time provisions, as further described in Attachment A.

2.67 "Technical Assistance" shall mean the services that IBM or its Subsidiaries provides to WDC or a Subsidiary of WDC in accordance with
        Section 6.0, and includes IBM Technical Information that IBM or a Subsidiary of IBM provides to WDC or a Subsidiary of WDC , in verbal or written form, as a result of IBM's or its Subsidiary's furnishing of such services.

2.68 "Technology Fees" shall mean the fees to be paid by WDC to IBM to obtain a license to use IBM Technology and IBM Technical Information in accordance with the license terms described in Section 6.0.

2.69    [Deleted]

2.70    "VT-2" shall mean _________.

2.71 "Work Product" shall mean literary works or other works of authorship, which result from the performance of this Agreement, such as documentation, reports and drawings, but excluding any Manufacturing Software, Software Tools or Microcode.

2.72 "3-Piece Chip Set" shall mean the IBM-specified application specific integrated circuit chip set that WDC and its Subsidiaries acquire from IBM or a Subsidiary of IBM under the terms of Attachment H.

3.0     IBM SALE OF PARTS TO WDC

3.1     IBM COMPONENTS

WDC will purchase from IBM certain components pursuant to the OEM Agreement and the agreement entitled Agreement for Fabrication and Purchase of Products (Original Equipment Manufacturer) between International Business Machines Corporation and Western Digital Corporation dated April 8, 1993, as amended (including Amendment No. 16 thereto, the "IMD 3-Piece Chip Set Agreement"), both of which are part of this Agreement and are, respectively, Attachments G and H.

3.2     VENDOR COMPONENTS

3.2.1 In order to achieve compliance with IBM's specifications, WDC may purchase mechanical components for the desktop Products that are the subject of this Agreement only from third party suppliers who meet IBM's qualification standards. WDC shall be solely responsible for the arrangements it makes in the procurement of mechanical components, for the choice of supplier, and for the qualification of its third party suppliers of mechanical components. Specifically, WDC shall be responsible for the selection of, and payment, shipment, delivery, returns, cancellations, rejections and variances from specifications for, all such mechanical components.

3.2.2 IBM will assist WDC in its efforts to qualify third party suppliers of mechanical components for [Product A] and [Product B], including ________ disk media vendors, as follows:

               [Deleted]


3.2.3 If WDC elects to acquire IBM Components, and obtain IBM Technology and IBM Technical Information, under Phase 2 for use in [Product C], IBM will provide to WDC component level disk qualification test data for ____ (__) disk media vendors. In addition, for disk media _____________________________ and will maintain standard disk media for the purpose of testing.

3.3.4 [Deleted]

3.3.5 Upon the request of either party, appropriate representatives of WDC and IBM will meet jointly to address matters of joint interest that relate to the manufacturability, quality, reliability, serviceability and potential capacity of mechanical components that are to be acquired by WDC for use in [Product A] and [Product B].


4.0     TECHNOLOGY

4.1     PROCESS FOR PROJECTS

The parties have developed separate Attachments to this Agreement that, among other things, describe, where applicable, the items that IBM plans to provide to WDC under this Agreement. In this regard, Attachments to this Agreement have been prepared for [Product A] and [Product B] that describe the prices and fees for the IBM Components, and a list of items of IBM Technology to be provided to WDC.

With regard to future WDC desktop HDD projects beyond those currently contemplated under this Agreement, they may be made a part of this Agreement in accordance with the terms of Section 4.2.3 or 4.3.3 through the preparation of additional Attachments by the parties. Any such additional Attachments will become a part of this Agreement upon written agreement of the authorized representatives of both parties. Such future projects, if any, will be documented as Attachments in a similar format and detail when they are agreed to by such authorized representatives of the parties.

4.2     PHASE 1 HDD PROGRAMS

4.2.1 To assist WDC in integrating IBM Components for Phase 1, IBM will license IBM Technology and IBM Technical Information to WDC solely to enable it to integrate IBM Components into [Product A] and [Product B] . In order to facilitate WDC's early use of IBM Components, IBM will also license IBM HDD design specifications to WDC under the terms of Sections 6.1.1 and 6.1.2 for [Product A] and [Product B] for Phase 1. All IBM Technology and IBM Technical Information provided by IBM during Phase 1 is licensed to WDC only in accordance with Sections 6.1.1 and 6.1.2.

4.2.2 IBM will provide IBM Technology and IBM Technical Information only to WDC's Desktop Development Group, which will use IBM Technology and IBM Technical Information solely to integrate IBM Components and certain designated non-IBM mechanical components acquired from third parties into [Product A] and [Product B].

4.2.3 At least ___ (__) _____ before WDC's planned General Availability date for a successor desktop product to [Product B], WDC shall determine whether it wishes to continue to acquire IBM Components and receive mutually agreed upon IBM Technology and Technical Assistance under Phase 1 in accordance with the terms of Sections 6.1.1 and 6.1.2. At this time, WDC may perform a "due diligence" review to determine if it wishes to receive IBM Technology and Technical Assistance for this successor desktop product to facilitate WDC's use of IBM Components. If WDC decides to obtain, and IBM decides to provide, such items, then the parties will negotiate (i) the scope of IBM Technology and Technical Assistance to be delivered to WDC by IBM, (ii) a Minimum Volume Forecast and pricing schedule that applies to IBM Components, (iii) Third Party Manufacturer time provisions, and (iv) certain other matters, including any changes or additions to terms and conditions. Upon agreement by the parties, and subject to WDC's payment of all applicable licensing fees, WDC and IBM will amend this Agreement to add a Supplement for such successor new desktop Product for Phase 1, and will update all other applicable Attachments and other terms and conditions.

4.3     PHASE 2  HDD PROGRAMS

4.3.1 WDC may also elect in writing to receive additional IBM Technology applicable to [Product B] and Technical Assistance from IBM for [Product C]. To assist WDC in integrating IBM Components into [Product C], upon WDC's election, IBM will license additional IBM Technology and IBM Technical Information to WDC. All IBM Technology and IBM Technical Information is licensed by IBM only in accordance with Sections 6.1.3 and 6.1.4. If WDC chooses to obtain a license to such IBM Technology and IBM Technical Information applicable to [Product B] solely for use in [Product C], WDC shall provide IBM with written notice at least ___________ before WDC's expected availability of [Product C].

4.3.2 At least ______ (---) _______ before WDC's planned General Availability date for a successor desktop product to [Product B], WDC shall determine whether it wishes to continue to acquire IBM

Components and receive mutually agreed upon IBM Technology and Technical Assistance under Phase 2 in accordance with the terms of Sections 6.1.3 and
6.1.4. At this time, WDC may perform a "due diligence" review to determine if it wishes to receive IBM Technology and Technical Assistance for this successor desktop Product to facilitate WDC's use of IBM Components. If WDC decides to obtain, and IBM decides to provide, such items, then the parties will negotiate
(i) the scope of IBM Technology and Technical Assistance to be delivered to WDC by IBM, (ii) a Minimum Volume Forecast and pricing schedule that applies to IBM Components, (iii) Third Party Manufacturer time provisions, and (iv) certain other matters, including any changes or additions to terms and conditions. Upon agreement by the parties, and subject to WDC's payment of all applicable licensing fees, WDC and IBM will amend this Agreement to add a Supplement for such successor new desktop Product for Phase 2, and will update all other applicable Attachments and other terms and conditions.

4.3.3 The parties may also discuss and consider whether other products that contain IBM's HSAs or HGAs to be acquired from IBM should be included under this Agreement. If authorized representatives of the parties agree that such other products should be included, amendments to this Agreement may be prepared and executed by the parties for such products.

4.3.4 If WDC desires to use and purchase Electronics in volume from IBM for use in [Product C], provided that IBM believes that it possesses all third party rights, free and clear of all actual and probable third party claims, which are necessary to permit IBM to sell or otherwise distribute Electronics to WDC for use in such Product, IBM agrees to provide an option to WDC to obtain a license for certain mutually agreed upon technology for such Electronics to enable WDC to use such technology solely to integrate such Electronics into [Product C]. If WDC makes a written election to exercise such option for [Product C], IBM will provide to WDC a license to specifications and drawings for the PCBA, as available, and if necessary for WDC to integrate the Electronics solely into [Product C], at a negotiated additional licensing fee. Any license that IBM will grant will be consistent with the rights granted by IBM to WDC pursuant to Sections 6.1.3 and 6.1.4. Such license to IBM Technology will enable WDC solely to integrate Electronics into a Phase 2 HDD with Up to ________ Platters that contains IBM Components. Notwithstanding anything to the contrary, IBM makes no representations or warranties under this Section 4.3.4 that it possesses or will possess sufficient third party rights to sell or otherwise distribute Electronics to WDC under this Agreement.

4.4     LIST OF IBM TECHNOLOGY

4.4.1 Attachment D contains a list of IBM Technology that IBM intends to provide to WDC under Phase 1, and under Phase 2 if WDC elects to receive additional IBM Technology for Phase 2 in accordance with Section 4.3.1. The parties acknowledge that although IBM will use reasonable efforts to provide to WDC the items in this list, IBM may be unable to provide certain selected items. Accordingly, notwithstanding anything to the contrary, provided that IBM has exerted reasonable efforts to provide items of IBM Technology contained in Attachment D, the failure by IBM to provide any such items to WDC shall not constitute a breach of this Agreement or entitle either party to any damages.

4.4.2 WDC obtains no rights or licenses to any IBM copyrights under Sections 4.0 and 6.0. Any copyright license which IBM grants to WDC for Manufacturing Software, Software Tools and Microcode is provided solely in accordance with
Section 11.0.

4.4.3 The IBM Technology and IBM Technical Information that IBM provides to WDC under this Agreement contains, among other things, valuable trade secrets, ideas, concepts, know-how, and/or techniques. All IBM Technology and IBM Technical Information that IBM provides to WDC shall be licensed for WDC's use only in accordance with Section 6.0.

4.5     SCHEDULE FOR TECHNOLOGY

4.5.1 Each party will attempt to meet the checkpoints that are established in Attachment E. Although the parties will use reasonable efforts in attempting to meet the checkpoints in Attachment E, the parties acknowledge that the results of their efforts are uncertain and cannot be guaranteed by either party. Accordingly, notwithstanding anything to the contrary, provided that a party has exerted reasonable efforts in attempting to meet the checkpoints, the failure to achieve such checkpoints shall not constitute a breach of this Agreement. All IBM Technology that IBM provides under this Agreement will be made available by IBM only on an "as available" basis.

4.5.2 While early delivery of IBM Technology is preferred by WDC for Phase 1, items such as IBM's tooling, Microcode and HDD product designs are under a continual state of change until completion of IBM's VT-2. PCBA and firmware are subject to substantial change during VT-2 and, therefore, a major portion of IBM Technology for Phase 1 may be provided by IBM to WDC after the completion of VT-2. Upon mutual agreement of both parties, stable items of IBM Technology will be provided for Phase 1 earlier by IBM to WDC, if available, and items with a greater probability of change may be delayed until such items become less likely to change. It is the intent of both parties to work together to allow for IBM Technology to be provided in Phase 1 to help WDC bring its manufacturing lines to normal production within a timeframe that is consistent with IBM's production schedule for the same desktop Products that are the subject of the delivery of IBM Technology by IBM to WDC under Phase 1.

4.5.3 If WDC elects to receive IBM Technology in Phase 2, specifications and other information for the head disk assembly will be delivered to WDC from IBM no earlier than the date on which VT-2 is concluded for the applicable desktop HDD product. As in Phase 1, upon agreement of both parties, information which is stable, and less likely to change, will be provided earlier for Phase 2 by IBM to WDC, if available, and items with a greater probability of change may be delayed until such items become less likely to change. It is the intent of both parties to work together to allow for IBM Technology to be provided in an agreed upon schedule, but also in a manner that minimizes distractions for the development and design teams in IBM.


5.0     TECHNICAL ASSISTANCE

5.1 IBM will provide Technical Assistance to help WDC to scale-up the initial manufacture under Phase 1 for [Product A] and [Product B]. Such Technical Assistance shall not exceed ______ (___) person years per desktop Product. This Technical Assistance will include the annotation of drawings in English and addressing of procurement issues, vendor selection and qualification.

5.2 To the extent necessary to implement the IBM Technology described above in Phase 1 for [Product A] and [Product B], IBM will provide WDC with a technical training session for a period of up to ____ at its ________ facility in _____. The number of WDC employees who shall be entitled to attend such training shall be up to ______ (___) employees. WDC shall be solely responsible for any travel and lodging expenses that its employees incur to travel to ________, ______, for this technical training session.

5.3 After completion by WDC of the technical training session in Section 5.2, upon WDC's written request, IBM will use reasonable efforts to provide Technical Assistance to help enable WDC to provide customer support, failure analysis and field support to WDC's customers, and factory support for WDC's manufacturing lines. At IBM's option, this ongoing support may be enabled for WDC by locating an agreed upon number of WDC employees, at WDC's expense, among IBM's production engineering team for the corresponding IBM HDD product in ________, ______.

5.4 If WDC elects to obtain IBM Technology under Phase 2 in accordance with Sections 4.3.1 or 4.3.2, and desires to obtain Technical Assistance from IBM under Phase 2 for desktop Products, IBM will provide a U.S. interface team to provide Technical Assistance. This U.S. interface team will include a group of up to _________ (___) people to facilitate the transfer of documents, the providing of assistance, orchestration of WDC to IBM direct communications, and visits to IBM sites (including IBM ________), subject to the following limits:

        (a) IBM will provide a maximum of ____ person-years (____________ hours) for each desktop HDD program (e.g., [Product C], successor desktop Product to [Product C], etc.); and

        (b) IBM will provide a maximum of ___ person year (________ hours) for support for disk media qualification for each desktop HDD program (e.g., [Product C], successor desktop Product to [Product C], etc.). WDC is solely responsible for such qualification.

The Technical Assistance that IBM will provide to WDC under this Agreement will include the annotation of drawings in English, formulating HDA control specifications, and addressing procurement issues, vendor selection and qualification. As more information and requirements become clear, upon mutual agreement, an additional, smaller support team in ________, _______, may be necessary.

5.5 WDC agrees to channel all requests for Technical Assistance through IBM's interface team. WDC shall not initiate any direct communications to IBM's employees in ________, _______ who are not on IBM's interface team, unless WDC first obtains IBM's prior written consent. Upon mutual agreement, the IBM team will communicate with WDC and IBM sites worldwide. IBM will respond to requests by WDC for Technical Assistance in a prompt and expeditious manner with a written or oral response as appropriate and, if necessary, agreed upon direct contact with persons who can assist WDC on an issue.

5.6 Although IBM will use reasonable efforts in attempting to provide Technical Assistance to WDC, the parties acknowledge that IBM's ability to provide Technical Assistance can not be guaranteed. Accordingly, notwithstanding anything to the contrary, provided that IBM has exerted reasonable efforts in attempting to provide Technical Assistance to WDC, the failure by IBM to provide such Technical Assistance shall not constitute a breach of the Agreement or entitle either party to any damages.

6.0     TECHNOLOGY LICENSE

6.1     WDC LICENSE TO IBM TECHNOLOGY

6.1.1 Subject to WDC's payment to IBM of license fees in accordance with the terms of this Agreement and IBM's right to terminate this Agreement, Contract or license, with respect to IBM Technology and IBM Technical Information for a _________ disk platter desktop HDD configuration in

Phase 1, IBM grants to WDC a non-exclusive license to use such IBM Technology and IBM Technical Information solely to integrate IBM Components and certain designated non-IBM mechanical components acquired from third parties into a Phase 1 HDD with Up to ________ Platters.

6.1.2 Subject to WDC's payment to IBM of license fees in accordance with the terms of this Agreement and IBM's right to terminate this Agreement, Contract or license, with respect to IBM Technology and IBM Technical Information for a ______ disk platter desktop HDD configuration in Phase 1, and ____ disk platter desktop HDD configuration if such IBM Technology and IBM Technical Information is disclosed by IBM to WDC under the terms of this Agreement, IBM grants to WDC a non-exclusive license to use such IBM Technology and IBM Technical Information solely to integrate IBM Components and certain designated non-IBM mechanical components acquired from third parties into a Phase 1 HDD with ________ Platters.

6.1.3 Subject to WDC's payment to IBM of license fees in accordance with the terms of this Agreement and IBM's right to terminate this Agreement, Contract or license, with respect to IBM Technology and IBM Technical Information for a ________ disk HDD platter configuration in Phase 2, IBM grants to WDC a non-exclusive license to use such IBM Technology and IBM Technical Information solely to integrate IBM Components and certain designated non-IBM mechanical components acquired from third parties into a Phase 2 HDD with Up to ________ Platters.

6.1.4 Subject to WDC's payment to IBM of license fees in accordance with the terms of this Agreement and IBM's right to terminate this Agreement, Contract or license, with respect to IBM Technology and IBM Technical Information for a ____ disk platter desktop HDD configuration in Phase 2, and ____ disk platter desktop HDD configuration if such IBM Technology and IBM Technical Information is disclosed by IBM to WDC, IBM grants to WDC a non-exclusive license to use such IBM Technology and IBM Technical Information solely to integrate IBM Components and certain designated non-IBM mechanical components acquired from third parties into a Phase 2 HDD with ____ Platters.

6.2   LICENSED USE

6.2.1 Because many technical problems could arise as a result of changes made by WDC to the IBM HDD Product specifications that IBM provides in Phase 1 (for example, changes could affect manufacturing yields, compatibility of parts and HDD integrity, with possible expense to both parties), WDC is not licensed under this Agreement to make or have made derivatives of, or to make any changes to, IBM HDD product specifications that IBM provides without first obtaining prior written approval from IBM.

6.2.2 WDC is not licensed to distribute IBM's specifications and drawings to any other party, or to use IBM's specifications or drawings to purchase any components. WDC is licensed to use certain IBM-designated specifications or drawings for IBM mechanical components to create its own WDC specifications or drawings for certain specified mechanical components for [Product A] and [Product B], and is licensed to use such WDC-created specifications or drawings to purchase specified mechanical components from other parties for [Product A] and [Product B] that contain IBM Components. If WDC elects to obtain IBM Technology and Technical Assistance under Phase 2 for [Product C], WDC will be licensed to use certain IBM-designated specifications and drawings for IBM mechanical components to create its own WDC specifications and drawings for certain specified mechanical components for [Product C], and may use such WDC-created specifications and drawings to purchase specified mechanical components from other parties for [Product C] that contains IBM Components. WDC shall duplicate exactly the IBM specifications and drawings for IBM mechanical components with changes only in relabeling; no other changes or deviations may be made without IBM's approval. If WDC wishes to make changes to IBM's specifications and drawings for the items described above, the parties agree to meet and discuss such deviations to ensure that both parties understand the proposed changes. IBM is not obligated to support any deviations from the original IBM specifications and drawings.

6.2.3 Notwithstanding the terms of Sections 16.2, 16.3 and 16.8, all WDC drawings and specifications for mechanical components that are created by WDC pursuant to Section 6.2.2 shall be considered as IBM Confidential under this Agreement. WDC shall place a "WDC Confidential Information" legend in a conspicuous location on each such drawing and specification and, prior to WDC's disclosure of any such WDC drawing or specification to a third party, obtain such third party's written agreement to treat such WDC drawing or specification in accordance with the terms of Section 16.4 as if such third party were named in the place of WDC for the purposes of such Section.

6.2.4 WDC is not licensed to make or have made derivatives of the IBM Components, or any IBM Technology or IBM Technical Information that IBM provides under this Agreement. Except as specified in Sections 6.3, WDC is not licensed to use any IBM Technology or IBM Technical Information in any products that are derivative products of the desktop Products for which WDC acquires IBM Components under this Agreement.

6.2.5 IBM retains all right, title, interest and ownership in the IBM Technology and IBM Technical Information that it provides to WDC. The licenses granted in
Section 6.0, Technology License, are licenses to non-public information and, therefore, do not provide WDC with any license or other right, directly or by implication, estoppel or otherwise, to use any copyrights, trademarks, patents or other intellectual property rights of IBM.

6.3   RESIDUALS

6.3.1 If WDC desires to use personnel who have had access to IBM Technology or IBM Technical Information in successor desktop HDD products to the last desktop Product for which WDC acquires IBM Components under this Agreement, then WDC will require from IBM either of the following licenses to allow it to use
Residuals:

        (a) subject to IBM's right to terminate this Agreement, Contract or license, a non-exclusive license for WDC to use Residuals solely to integrate IBM HSAs and HGAs acquired from IBM or a Subsidiary of IBM, and mechanical components, into ________ successor Phase 2 HDD with Up to ______ Platters products; or

        (b) subject to WDC's payment of the fees in Section 9.3 of this Agreement, and IBM's right to terminate this Agreement, Contract or license, a non-exclusive license for WDC to use Residuals for __________ successor Phase 2 HDD with Up to _____ Platters products.

Solely for the purpose of interpretation of this Section 6.3 and Section 9.3, a successor Phase 2 HDD with Up to _______ Platters is both a desktop HDD product that (i) is as defined in Section 2.49, and (ii) possesses substantially different performance or physical characteristics from a prior desktop HDD product, and is made generally available for sale in volume by WDC to its customers as one of its primary desktop HDD offerings for a commercially reasonable period of time that is usually associated with such offerings.

WDC shall submit to IBM a written request prior to the use of such personnel in the development of any applicable successor desktop HDD products, and IBM will then grant either of the above licenses to WDC to allow it to use Residuals.

6.4   SUBLICENSING RIGHTS

6.4.1 All of the licenses granted by IBM to WDC to use IBM Technology and IBM Technical Information under this Agreement are non-transferable and personal to WDC, except that (i) IBM's Subsidiaries shall have the right to exercise, and to have third parties who perform the assembly of HGAs and other components into HSAs delivered to WDC or its Subsidiaries exercise, such licenses granted by IBM to WDC under this Agreement without the payment of any fees, and (ii) WDC's Subsidiaries shall have the right to exercise such licenses granted by IBM to WDC under this Agreement, and (iii) the transferability and WDC's personal use of such licenses are subject to the provisions of Section 17.0, Change of Control.

6.4.2   [Deleted]


7.0   INTENTIONALLY LEFT BLANK


8.0   EXCLUSIVE REMEDY AND INCENTIVE PAYMENT

8.1   REMEDY FOR [PRODUCT A]

8.1.1 If IBM fails to meet its LA date for the ________ disk platter configuration (including the agreed upon areal density) for [Product A], as defined by IBM's established practice, by _______________, then the parties agree that beginning with _______________, and each __________ days thereafter, the percentage for Subsequent Payments for such configuration of [Product A] that is set forth in Section 1.1.2 of Exhibit 1 of the OEM Agreement will be decreased to the percentage, as depicted below:

          Number of          Number                                   If LA Date
        Disk Platters       of Heads      If LA Date    If LA Date     or later
        -------------       --------      ----------    ----------    ----------

            --                 --             --             --            --

8.1.2 If IBM fails to meet its LA date for the ________ disk platter configuration (including the agreed upon areal density) for [Product A], as defined by IBM's established practice, by _________, then the parties agree that beginning with __________________, and each __________days thereafter, the percentage for Subsequent Payments for such configuration of [Product A] that is set forth in Section 1.1.2 of Exhibit 1 of the OEM Agreement will be decreased to the percentage, as depicted below:

          Number of          Number                                   If LA Date
        Disk Platters       of Heads      If LA Date    If LA Date     or later
        -------------       --------      ----------    ----------    ----------

            --                 --             --             --            --
            --                 --             --             --            --

8.1.3 In addition, if IBM fails to meet its LA date for ______ disk platter configuration (including the agreed upon areal density) for [Product A], as defined by IBM's established practice, by ____________, ____ then the parties agree that beginning with _____________, and each _______ days thereafter, with respect to the percentage of ____________ percent (____%) for Subsequent Payments that is set forth in Section 1.1.2 of Exhibit 1 of the OEM Agreement, such percentage amount shall be reduced for [Product A] based on the LA date of the ________ disk platter configuration for [Product A], as depicted below:

        If LA Date                If  LA Date                 If  LA Date
       -------------             -------------               -------------

            --                         --                          --

8.1.4 If IBM has still not met its LA date for the ________ disk platter configuration (including the agreed upon areal density) for [Product A] by ________________, then the ________ payment in the amount of __________ U.S.
dollars ($_______) owed by WDC to IBM for the _______ disk platter configuration for [Product A] and [Product B] under Section 9.2.1 (on the line defined as "__________ days after the commencement date of [Product A] VT-2 or at IBM's SONP, as defined by IBM's established practice, whichever is later"), will be waived for the failure to meet the scheduled LA date for the _________ disk platter configuration for [Product A].

8.1.5 If IBM has still not met its LA date for the ______ disk platter configuration (including the agreed upon areal density) for [Product A] by ___________, then the ________ payment in the amount of _________ U.S. dollars ($___________) owed by WDC to IBM for the ______ disk platter configuration for [Product A] and [Product B] under Section 9.2.1 (on the line defined as "___________days after the commencement date of [Product A] VT-2 or at IBM's SONP, as defined by IBM's established practice, whichever is later"), will be waived for the failure to meet the scheduled LA date for the ______ disk platter configuration for [Product A].

8.1.6 Because damages are difficult to determine for the failure to demonstrate an agreed upon areal density achievement, IBM shall also pay WDC _______ U.S. dollars ($________) if IBM is unable to demonstrate the achievement of an agreed upon areal density for the ______ disk platter configuration for [Product A] by _____________. For the purposes of this Section 8.1.6, the agreed upon areal density for [Product A] is _____ gigabytes per platter at ________ revolutions per minute, and ______ gigabytes per platter at _________ revolutions per minute.

8.1.7 Because damages are difficult to determine for the failure to demonstrate an agreed upon areal density achievement, IBM shall also pay WDC ________ U.S. dollars ($_______) if IBM is unable to demonstrate the achievement of an agreed upon areal density for the ______ disk platter configuration for [Product A] by ________. For the purposes of this Section 8.1.7, the agreed upon areal density for [Product A] is ____ gigabytes per platter at _________ revolutions per minute, and ____ gigabytes per platter at ______ revolutions per minute.

8.2   REMEDY FOR [PRODUCT B]

8.2.1 If IBM fails to meet its LA date for the ________ disk platter configuration (including the agreed upon areal density) for [Product B], as defined by IBM's established practice, by _________, then the parties agree that beginning _________________, and each _________ days thereafter, the percentage for Subsequent Payments for such configuration of [Product B] that is set forth in Section 1.1.2 of Exhibit 1 of the OEM Agreement will be decreased to the percentage, as depicted below:

          Number of          Number
        Disk Platters       of Heads      If LA Date    If LA Date    If LA Date
        -------------       --------      ----------    ----------    ----------

            --                 --             --             --            --

8.2.2 If IBM fails to meet its LA date for the _________ disk platter configuration (including the agreed upon areal density) for [Product B], as defined by IBM's established practice, by ________, then the parties agree that beginning _________, and each __________ days thereafter, the percentage for Subsequent Payments for such configuration of [Product B] that is set forth in
Section 1.1.2 of Exhibit 1 of the OEM Agreement will be decreased to the percentage, as depicted below:

          Number of          Number
        Disk Platters       of Heads      If LA Date    If LA Date    If LA Date
        -------------       --------      ----------    ----------    ----------

            --                 --             --             --            --

8.2.3 In addition, if IBM fails to meet its LA date for ________ disk platter configuration (including the agreed upon areal density) for [Product B], as defined by IBM's established practice, by ____________, then the parties agree that beginning with _________, and each __________ days thereafter, with respect to the percentage of ___________ percent (____%) for Subsequent Payments that is set forth in Section 1.1.2 of Exhibit 1 of the OEM Agreement, such percentage amount shall be reduced for [Product B] based on the LA date of the _______ disk platter configuration for [Product B], as depicted below:

            If LA date            If LA date             If LA date
          --------------       ---------------        --------------

               --                    --                     --

8.2.4 If IBM has still not met its LA date for the ________ disk platter configuration (including the agreed upon areal density) for [Product B] by _______________, then the _____ payment in the amount of ____________ U.S.
dollars ($______ owed by WDC to IBM for the _______ disk platter configuration for [Product A] and [Product B] under Section 9.2.1 (on the line defined as "_______ days after the commencement date of [Product B] VT-2 or at IBM's SONP, as defined by IBM's established practice, whichever is later"), will be waived for the failure to meet the scheduled LA date for the _________ disk platter configuration for [Product B].

8.2.5 If IBM has still not met its LA date for the ______ disk platter configuration (including the agreed upon areal density) for [Product B] by ____________, then the _____ payment in the amount of __________ U.S. dollars ($________) owed by WDC to IBM for the _______ disk platter configuration for [Product A] and [Product B] under Section 9.2.1 (on the line defined as "_________ days after the commencement date of [Product B] VT-2 or at IBM's SONP, as defined by IBM's established practice, whichever is later"), will be waived for the failure to meet the scheduled LA date for the _____ disk platter configuration for [Product B].

8.2.6 Because damages are difficult to determine for the failure to demonstrate an agreed upon areal density achievement, IBM shall also pay WDC ____________________ U.S. dollars ($______) if IBM is unable to demonstrate the achievement of an agreed upon areal density for the __________ disk platter configuration for [Product B] by __________. For the purposes of this Section 8.2.6, the agreed upon areal density for [Product B] is ________ gigabytes per platter at _______ revolutions per minute.

8.2.7 Because damages are difficult to determine for the failure to demonstrate an agreed upon areal density achievement, IBM shall also pay WDC _______ U.S. dollars ($__________) if IBM is unable to demonstrate the achievement of an agreed upon areal density for the _______ disk platter configuration for [Product B] by ______________. For the purposes of this Section 8.2.7, the agreed upon areal density for [Product B] is __________ gigabytes per platter at _______ revolutions per minute.

8.2.8 The current scheduled LA date for [Product B] is _____________, which LA date is based only on the introduction of a ________ revolutions per minute configuration, or such other date that may be mutually agreed upon by the parties. If the parties fail to agree on another LA date for [Product B], then the current scheduled LA date for [Product B] shall remain at _________. If the parties agree in the future on a new LA date for [Product B], they will amend this Section to reflect their agreement. Upon mutual agreement, the parties may also amend Sections 8.2.1 through 8.2.7 to provide new dates for exclusive remedies.

8.3 The parties will negotiate terms for IBM's potential failure to demonstrate agreed upon areal density achievement for desktop Products subsequent to [Product B] that are to be covered under this Agreement, if applicable, setting forth, as an amendment to the Agreement, agreed upon dates and reductions in fees, where appropriate.

8.4 Sections 8.1, 8.2 and 8.3, including any and all subparts, state IBM's sole and entire liability, and WDC's sole and exclusive remedy, for the failures to meet the scheduled LA dates and demonstrate or achieve agreed upon areal densities, for [Product A] and [Product B] (and any subsequent desktop Products, if applicable). Such failures shall not be considered as a breach of this Agreement.

8.5 The definitions that are set forth below in this Section 8.5 apply solely to the terms of Sections 8.5, 8.6, 8.7 and 8.8.

8.5.1 "Flash" shall mean flash memory.

8.5.2 "HDC/MPUs" shall mean hard disk controller and microprocessor units.

8.5.3   "[Product A] Excess Flash Cost" shall mean an amount that consists of
        (i) the total units of Electronics that contain Flash and are included in [Product A] products sold or leased and shipped to customers during the [Product A] ROM Delay Period by WDC and its Subsidiaries, multiplied by (ii) the Flash Adder (as defined in Attachment H) for each unit of Electronics included in such [Product A] products.

8.5.4 "[Product A] Mask Target Date" shall mean _______ days after WDC's actual LA date for [Product A].

8.5.5 "[Product A] ROM Benefit" shall mean an amount that consists of (i) the total units of Electronics that contain ROM and are included in [Product A] products sold or leased and shipped to customers during the [Product A] ROM Incentive Period by WDC and its Subsidiaries, multiplied by (ii) the Flash Adder (as defined in Attachment H) for each unit of Electronics included in such [Product A] products.

8.5.6 "[Product A] ROM Delay Period" shall mean the period immediately preceding the ROM Implementation Date and during which a delay is experienced by WDC in its implementation of ROM into the Electronics for [Product A] that results primarily from the failure by IBM to provide a ROM Mask for [Product A] by the [Product A] Mask Target Date, which period shall under no circumstances exceed the total number of days that is equivalent to the number of days beyond the [Product A] Mask Target Date that IBM failed to make available internally or to a third party a ROM Mask for [Product A].

8.5.7 "[Product A] ROM Incentive Period" shall mean the period immediately following the ROM Implementation Date and during which an improvement in schedule is experienced in the implementation of ROM into HDC/MPUs that are contained in the Electronics for [Product A] that results primarily from the delivery by IBM of a ROM Mask for [Product A] prior to the [Product A] Mask Target Date, which period shall under no circumstances be less than a total number of days that is equivalent to the number of days that IBM delivered a ROM Mask for [Product A] in advance of the [Product A] Mask Target Date.

8.5.8   "[Product B] Excess Flash Cost" shall mean an amount that consists of
        (i) the total units of Electronics that contain Flash and are included in [Product B] products sold or leased and shipped to customers during the [Product B] ROM Delay Period by WDC and its Subsidiaries, and multiplied by (ii) the Flash Adder (as defined in Attachment H) for each unit of Electronics included in such [Product B] products.

8.5.9 "[Product B] Mask Target Date" shall mean ________ days after WDC's actual LA date for [Product B].

8.5.10 "[Product B] ROM Benefit" shall mean an amount that consists of (i) the total units of Electronics that contain ROM and are included in [Product B] products sold or leased and shipped to customers during the [Product B] ROM Incentive Period by WDC and its Subsidiaries, multiplied by (ii) the Flash Adder (as defined in Attachment H) for each unit of Electronics included in such [Product B] products.

8.5.11 "[Product B] ROM Delay Period" shall mean the period immediately preceding the ROM Implementation Date and during which a delay is experienced by WDC in its implementation of ROM into the Electronics for [Product B] that results primarily from the failure by IBM to provide a ROM Mask for [Product B] by the [Product B] Mask Target Date, which period shall under no circumstances exceed the total number of days that is equivalent to the number of days beyond the [Product B] Mask Target Date that IBM failed to make available internally or to a third party a ROM Mask for [Product B].

8.5.12 "[Product B] ROM Incentive Period" shall mean the period immediately following the ROM Implementation Date and during which an improvement in schedule is experienced in the implementation of ROM into HDC/MPUs contained in the Electronics for [Product B] that results primarily from the delivery by IBM of a ROM Mask for [Product B] prior to [Product B] Mask Target Date, which period shall under no circumstances be less than a total number of days that is equivalent to the number of days that IBM has delivered a ROM Mask for [Product B] in advance of the [Product B] Mask Target Date.

8.5.13 "ROM" shall mean masked read only memory.

8.5.14 "ROM Implementation Date" shall mean the date on which WDC or a Subsidiary of WDC starts shipping [Product A] or [Product B] products, as applicable, that incorporate ROM, which is implemented into the HDC/MPUs for the Electronics acquired from IBM or a Subsidiary of IBM.

8.5.15 "ROM Mask" shall mean ________ Code which is intended to reside in ROM that is to be included in the Electronics for [Product A] or [Product B], as applicable, and which has been qualified in accordance with IBM's standard process.

8.6. The parties anticipate that [Product A] and [Product B] will incorporate HDC/MPUs with Flash for a period of time and subsequently incorporate HDC/MPUs with ROM. IBM currently expects to make available internally or to a third party ROM Mask for use in HDC/MPUs for [Product A] and [Product B] by the [Product A] Mask Target Date and [Product B] Mask Target Date, respectively.

Because damages are difficult to determine for a failure by IBM to make available internally or to a third party a ROM Mask for use in HDC/MPUs that are to be included in Electronics for [Product A] by the [Product A] Mask Target Date, if (i) IBM does not make available internally or to a third party a ROM Mask for use in HDC/MPUs that are to be included in Electronics for [Product A] by the [Product A] Mask Target Date, and (ii) the ROM Implementation Date for HDC/MPUs for the Electronics for [Product A] is delayed primarily as a result of IBM's failure to make such ROM Mask available for use in HDC/MPUs for [Product A] by the [Product A] Mask Target Date, then IBM will pay WDC an amount equal to__________ percent (_____%) of the [Product A] Excess Flash Cost that has been incurred by WDC and its Subsidiaries during the [Product A] ROM Delay Period.

Because damages are difficult to determine for a failure by IBM to make available internally or to a third party a ROM Mask for use in HDC/MPUs that are to be included in Electronics for [Product B] by the [Product B] Mask Target Date, if (i) IBM does not make available internally or to a third party a ROM Mask for use in HDC/MPUs that are to be included in Electronics for [Product B] by the [Product B] Mask Target Date, and (ii) the ROM Implementation Date for HDC/MPUs for the Electronics for [Product B] is delayed primarily as a result of IBM's failure to make such ROM Mask available for use in HDC/MPUs for [Product B] by the [Product B] Mask Target Date, then IBM will pay WDC an amount equal to ________ percent (______%) of the [Product B] Excess Flash Cost that has been incurred by WDC and its Subsidiaries during the [Product B] ROM Delay Period.

Notwithstanding the foregoing, IBM's payments under this Section and Section 8.8 will be limited to a maximum amount of _________ U.S. dollars ($_______) for the [Product A] program, and ____________ U.S. dollars ($__________) for the [Product B] program. In addition, notwithstanding anything to the contrary, IBM shall not bear any costs for any excess supply or over-procurement by WDC and its Subsidiaries of any Flash, including costs for excess supply obtained by WDC and its Subsidiaries for any additional period during which HDC/MPUs containing ROM is not available for purchase in volume from IBM or a Subsidiary of IBM.

This Section 8.6 states IBM's sole and entire liability, and WDC's sole and exclusive remedy, for failures by IBM to make available internally or to third parties ROM Masks for use in HDC/MPUs that are to be included in Electronics for [Product A] and [Product B]. Such failures shall not be considered to be a breach of this Agreement.

8.7 If (i) IBM makes available internally or to a third party a ROM Mask for use in HDC/MPUs that are to be contained in Electronics for [Product A] prior to the [Product A] Mask Target Date, and (ii) the ROM Implementation Date for HDC/MPUs for the Electronics for [Product A] is improved primarily as a result of IBM's success in making such ROM Mask available for use in HDC/MPUs for [Product A] by the [Product A] Mask Target Date, then WDC shall pay IBM an amount equal to __________ percent (___%) of the [Product A] ROM Benefit associated with the Electronics for [Product A]. If IBM makes available internally or to a third party a ROM Mask for use in HDC/MPUs that are to be contained in Electronics for [Product B] prior to the [Product B] Mask Target Date, and (ii) the ROM Implementation Date for HDC/MPUs for the Electronics for [Product B] is improved primarily as a result of IBM's success in making such ROM Mask available for use in HDC/MPUs for [Product B] by the [Product B] Mask Target Date, then WDC shall pay IBM an amount equal to ___________ percent (____%) of the [Product B] ROM Benefit that is associated with HDC/MPUs that contain ROM for [Product B].

8.8 WDC and its Subsidiaries shall release purchase orders for Flash to IBM and its Subsidiaries on a weekly basis in an effort to avoid any excess supply or over-procurement.

In addition, if IBM or a third party accepts or qualifies the use of a ROM Mask for use in HDC/MPUs for Electronics prior to the formal release of such ROM Mask, WDC and its Subsidiaries will not take any actions to unreasonably delay the implementation of such ROM Mask into HDC/MPUs that are to be contained in the Electronics for the [Product A] and [Product B] products.

For purposes of Sections 8.6 and 8.7, WDC shall have the burden of proof to establish that a delay in the schedule for implementation of ROM was caused primarily by IBM's failure to make available a ROM Mask by the [Product A] Mask Target Date or [Product B] Mask Target Date, as applicable. In addition, for purposes of Sections 8.6 and 8.7, IBM shall have the burden of proof to establish that an improvement in schedule for the implementation of ROM was caused primarily by IBM's success in achieving early delivery of a ROM Mask by the [Product A] Mask Target Date or [Product B] Mask Target Date, as applicable.

At the end of each calendar quarter, the parties shall determine the amount that may be due and owing under Sections 8.6 and 8.7, and any such amount shall be paid to the appropriate party within __________ days after the date on which the determination is made.

Any payment that is required to be paid by IBM or WDC under Sections 8.6 or 8.7 will be paid by electronic funds transfer to a bank account designated by the appropriate party at the time a determination is made, or pursuant to any such other method that WDC and IBM may agree to. Notwithstanding the foregoing, if any payment(s) become due to WDC, IBM may elect to waive licensing fees required to be paid by WDC for desktop Products within the next _________ day period in lieu of making such payment.


9.0     TECHNOLOGY FEES

9.1     TECHNOLOGY LICENSE FEES

9.1.1   [Deleted]

9.1.2   [Deleted]

9.1.3   [Deleted]

9.1.4   [Deleted]

9.1.5   [Deleted]

9.1.6   [Deleted]

9.2     PAYMENT TERMS

9.2.1 WDC shall pay to IBM the following license fees, based upon amounts due under Sections 9.1.1 and 9.1.2, on or before the required payment dates set forth below for the licenses to IBM Technology and IBM Technical Information that IBM provides to WDC under Phase 1 for [Product A] and [Product B]:

                                    ______ Disk Platters    _______Disk Platters
   Required Payment Date             Amount of Payments      Amount of Payments
   ---------------------            --------------------    --------------------
            --                            $  --                     $ --
            --                               --                       --

   __________ days after the
   Commencement Date of [Product A]
   VT-2 or at IBM's SONP
   checkpoint, as defined by IBM's
   established practice,
   whichever is later                        --                       --

   On the Commencement Date
   of [Product B] VT-2                       --                       --

   _______ days after the
   Commencement Date of [Product B]
   VT-2 or at IBM's SONP
   checkpoint, as defined by IBM's
   established practice, whichever
   is later                                  --                       --

                                        ---------              -----------
   Total Required Payments              $    --                $      --
                                        =========              ===========

IBM will promptly notify WDC of the date on which it begins VT-2 for both [Product A] and [Product B] (the "Commencement Date"). All IBM obligations that are associated with the payments required to be paid by WDC to IBM prior to _____________, shall be considered to have been fulfilled by IBM no later than the Initial Delivery Date.

9.2.2 For IBM Technology and IBM Technical Information that IBM will provide for any successor Phase 1 programs or for Phase 2 programs, any license fees that are due to IBM shall be paid by WDC on the date on which WDC commits to receive IBM Technology and IBM Technical Information for the new HDD program with IBM.

9.2.3 All payments that are to be made by WDC to IBM for IBM Technology and IBM Technical Information, including Residuals, shall be non-refundable. All payments shall be paid by WDC to IBM by electronic funds transfer to the IBM-designated bank account described in Section 21.2.1 of this Agreement, and shall be in U.S. dollars. Any amounts due from IBM to WDC shall be paid by electronic funds transfer to an account designated by WDC to IBM, or pursuant to such other method as IBM and WDC may mutually agree.

9.3     LICENSE FEES FOR RESIDUALS

9.3.1 For WDC's use of Residuals, in whole or in part, in accordance with
Section 6.3.1(b), for the ______ successor desktop HDD product to the desktop Products for which WDC acquires IBM Components under this Agreement, WDC shall pay IBM a fee that is equal the greater of: ________ percent (___%) in the aggregate, or the percentages set forth in the table below, of all net revenues, as determined in accordance with generally accepted accounting principles, from WDC's sales, leases and other distribution of such successor desktop HDD products. Any amount due hereunder will be paid by WDC to IBM no later than ____________ days after the end of each calendar month in which such transactions occur.

               [Table Deleted]

9.3.2 For WDC's use of Residuals, in whole or in part, in accordance with
Section 6.3.1(b), for the _________ successor desktop HDD product to the desktop Products for which WDC acquires IBM Components under this Agreement, WDC shall pay IBM a fee that is equal to the greater of: (i) _______ percent (__%) in the aggregate, or (ii) the percentages set forth in the table below, of all net revenues, as determined in accordance with generally accepted accounting principles, from WDC's sales, leases and other distribution of such successor desktop HDD products. Any amount due hereunder will be paid by WDC to IBM no later than __________ days after the end of each calendar month in which such transactions occur.

               [Table Deleted]

9.3.3 No additional fees will be required to be paid by WDC to IBM under this Agreement for WDC's use of Residuals, in whole or in part, in accordance with
Section 6.3.1 for the _______ successor desktop HDD product and those desktop HDD products that are successors to such ________ successor desktop HDD product, beyond the last WDC desktop Product for which WDC buys IBM Components from IBM or a Subsidiary of IBM under this Agreement.

9.3.4 For WDC's use of certain mutually agreed upon WDC-created specifications and drawings for certain designated mechanical components for the last desktop Product covered by this Agreement, which specifications and drawings have been derived, in whole or in part, based on IBM Technology or IBM Technical Information that IBM has supplied to WDC under this Agreement:

        (a) upon WDC's written request, WDC and IBM will negotiate a fee arrangement for WDC's use of any such mutually agreed upon WDC-created specifications and drawings in WDC's _________ successor Phase 2 HDD with Up to ________ Platters products beyond the last desktop Product covered by this Agreement; and

        (b) provided that WDC has paid to IBM all fees due under this Agreement, WDC may use, at no additional charge, such mutually agreed upon WDC-created specifications and drawings in additional successor WDC Phase 2 HDD with Up to ________ Platters products beyond the ________ successor WDC Phase 2 HDD with Up to ________ Platters product described in Section 9.3.4(a).

WDC shall enter into a fee agreement with IBM before WDC uses any such WDC-created drawings and specifications for mechanical components in the first two successor WDC Phase 2 HDD with Up to ________ Platters product. This fee agreement will include a license grant to permit WDC to use such drawings and specifications in the appropriate successor WDC Phase 2 HDD with Up to ________ Platters product(s). This license will be subject to WDC's payment of fees and IBM's rights of termination under Section 19.0. The parties acknowledge that there will be certain agreed upon WDC specifications and drawings which do not include Core IBM Technology for certain designated mechanical components for successor WDC Phase 2 HDD with Up to ________ Platters products that will not be subject to a fee.

9.4     INTEREST

Either party may charge the other party interest on any overdue payment required to be paid under this Agreement. If either party decides to charge interest, interest will accrue on the date a payment becomes due. The interest rate shall be an annual rate equal to ________________________. If this rate exceeds the maximum legal rate where a claim for interest is being asserted, it will be reduced to the maximum legal rate.

9.5     TAXES

Each party shall pay all taxes, including, without limitation, sales and value added taxes, imposed by the national government, including any political subdivision thereof, of any country in which said party is doing business, as the result of said party's furnishing consideration under this Agreement.


10.0    AUDIT

10.1 WDC will maintain relevant records to support all payments made to IBM under, and to show its compliance with, the terms of this Agreement. Such records will be retained in accordance with WDC's normal record retention policies; however, for payments made to IBM, records supporting such payments will be maintained by WDC for a minimum period of _______ (____) years from the date of payment to IBM.

10.2 Upon request from IBM, WDC will provide written assurances pertaining to WDC's performance of its obligations under this Agreement that are reasonably satisfactory to IBM. Upon request, WDC will make available to IBM documents and other information (but excluding documents containing WDC Confidential Information that have not been previously provided by WDC to IBM), that are reasonably necessary to verify WDC's compliance with the terms of this Agreement.

10.3 IBM may also request that an audit be performed of certain specified provisions of the Agreement by an independent auditor. If IBM elects to have such an audit performed, WDC will make available financial, technical and other information and records to such independent auditor. The independent auditor selected shall be selected and compensated by IBM. Prior to beginning such audit, the independent auditor will enter into an agreement with WDC to maintain in confidence WDC's Confidential Information. WDC shall cooperate with the independent auditor in responding to requests for WDC information and records. The independent auditor will promptly conduct and issue an audit report to WDC and IBM. If the independent auditor determines that WDC has failed to comply with any of the terms of this Agreement being audited, such independent auditor shall only disclose to IBM and WDC the results of the audit without revealing WDC's Confidential Information. If the independent auditor determines that WDC owes any monies to IBM under this Agreement, such auditor shall only disclose in its audit report to IBM and WDC the (i) amounts that are due, but have not been paid, by WDC to IBM under this Agreement, together with any interest due thereon; and (ii) a calculation as to how such amounts were actually determined, if applicable.

10.4 If an audit discloses that WDC has underpaid IBM any amount due under the Agreement, WDC shall promptly pay to IBM the amount of such underpayment, including any interest due thereon. If the results of an audit reveal that WDC has underpaid fees to IBM by an amount that exceeds the cost of the audit, then WDC shall promptly reimburse IBM for all expenses that it has incurred in connection with the audit. WDC shall promptly pay to IBM all amounts that are due and owing.

10.5 If WDC implements any Core IBM Technology into a WDC 3.5" form factor, HDD product that implements an AT/IDE Interface, a rebuttable presumption shall arise in IBM's favor that each such HDD product sold or leased by WDC has been developed, manufactured or qualified based, in whole or in part, on IBM Technology or IBM Technical Information provided under this Agreement. In order to overcome this rebuttable presumption, WDC shall prove to IBM's reasonable satisfaction that each such HDD product has not been developed or manufactured based, in whole or in part, on such IBM Technology or IBM Technical Information. Upon IBM's request, WDC will promptly provide information to IBM to rebut this presumption. IBM agrees that any such information shall constitute WDC Confidential Information and be treated in accordance with Section 16.0.

11.0    COPYRIGHTS

11.1    LICENSE TERMS

11.1.1 Subject to WDC's payment to IBM of the license fees in accordance with the terms of this Agreement and IBM's right to terminate this Agreement, Contract or license, IBM grants to WDC a non-exclusive copyright license to reproduce and use internally up to ________ (___) copies of IBM documents containing IBM Technology or IBM Technical Information for [Product A] and [Product B] (and successor desktop Products in Phase 1 if WDC elects in writing to obtain IBM Technology for them) that IBM provides to WDC under this Agreement. WDC shall maintain a log and track all copies of IBM documents containing IBM Technology or IBM Technical Information which are made and distributed by WDC. This log shall be subject to audit by IBM or its designee.

11.1.2 IBM shall provide to WDC a ________ in ________ Code form of the Manufacturing Software, Software Tools and Microcode for [Product A] and [Product B] as described in Attachment C. Although IBM will use reasonable efforts in attempting to provide the Manufacturing Software, Software Tools and Microcode to WDC, IBM may be unable to provide certain selected items. Accordingly, notwithstanding anything to the contrary, provided that IBM has exerted reasonable efforts to provide the items of Manufacturing Software, Software Tools and Microcode contained in Attachment C, the failure by IBM to provide any such items to WDC shall not constitute a breach of this Agreement or entitle either party to any damages.

11.1.3 Subject to WDC's payment to IBM of the license fees in accordance with the terms of this Agreement and IBM's right to terminate this Agreement, Contract or license, IBM grants to WDC a non-exclusive copyright license to use, execute, reproduce (solely for backup purposes), display and perform (all internally to WDC) the Manufacturing Software, but excluding the LSSS System Software which is subject to Section 11.1.6, for [Product A] and [Product B] only at the WDC locations described in Section 11.3.2, and solely to assemble [Product A] and [Product B] (and successor desktop Products in Phase 1 if WDC elects in writing to obtain IBM Technology for them).

11.1.4 Subject to WDC's payment to IBM of the license fees in accordance with the terms of this Agreement and IBM's right to terminate this Agreement, Contract or license, IBM grants to WDC a non-exclusive copyright license to use, execute, reproduce (solely for backup purposes only), display and perform (all internally to WDC) Software Tools that IBM provides to WDC only at the WDC locations described in Section 11.3.2, and solely to permit WDC to prepare modifications to the Microcode for [Product A] and [Product B] for customer qualification and support of [Product A] and [Product B] (and successor desktop HDD products in Phase 1 if WDC elects in writing to obtain IBM Technology for them).

11.1.5 Subject to WDC's payment to IBM of the license fees in accordance with the terms of this Agreement and IBM's right to terminate this Agreement, Contract or license, IBM grants to WDC a non-exclusive copyright license to: (i) use, execute, reproduce, display and perform (all internally to WDC) the ________ Code form of the Microcode for [Product A] and [Product B] as described in Attachment C, solely for the purpose of manufacturing desktop Products; and
(ii) distribute externally the ________ Code form of the Microcode as embedded into [Product A] and [Product B] in conjunction with the sale, lease or other distribution of [Product A] and [Product B].

11.1.6 Subject to WDC's payment to IBM of the license fees in accordance with the terms of this Agreement and IBM's right to terminate this Agreement, Contract or license, IBM grants to WDC a non-exclusive copyright license to use, execute, reproduce (solely for backup purposes), display and perform (all internally to WDC) the LSSS System Software in ________ Code and ________ Code form that IBM provides to WDC only at the WDC locations described in Section 11.3.2, and solely for the purpose of manufacturing desktop Products.

11.1.7 WDC agrees not to reverse assemble, decompile, decode or reverse translate the ________ Code for any Manufacturing Software, Software Tools and Microcode that IBM provides to WDC.

11.2    WDC MODIFICATIONS AND LICENSES

11.2.1 Subject to WDC's payment to IBM of the license fees in accordance with the terms of this Agreement and IBM's right to terminate this Agreement, Contract or license, IBM grants to WDC a non-exclusive copyright license to use, execute, reproduce, display and perform (all internally to WDC) certain IBM-designated sections of [Product A] and [Product B] Microcode in ________ Code form only at the WDC locations described in Section 11.3.2, and solely to allow WDC to prepare modifications to such Microcode that are necessary for customer qualification and support for [Product A] and [Product B] (and successor desktop Products in Phase 1 if WDC elects in writing to obtain IBM Technology for them).


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

11.2.2 WDC will provide to IBM modifications to the Microcode that WDC creates for IBM's prompt review. For modifications made by WDC to the Microcode, WDC grants to IBM and its Subsidiaries an irrevocable, non-exclusive, worldwide paid-up right and license to use, execute, reproduce, display, perform, distribute, transfer, sublicense, make and have made, prepare and have prepared, Derivative Works of such modifications. WDC grants to IBM and its Subsidiaries the right to authorize others to do any of the above.

11.3   RESTRICTIONS

11.3.1 WDC will not remove any IBM proprietary or copyright notices from documents containing IBM Technology or IBM Technical Information, Manufacturing Software, Software Tools and Microcode. IBM retains all right, title, interest and ownership in such documents, Manufacturing Software, Software Tools and Microcode. Except as is expressly provided in this Contract, WDC shall obtain no rights to either create or have created any derivative works of such documents, Manufacturing Software, Software Tools and Microcode without first obtaining the prior written approval from IBM.

11.3.2  [Deleted]

11.3.3 The copyright licenses granted by IBM to WDC under Section 11.0 do not provide WDC with any license or other right, directly or by implication, estoppel or otherwise, to use any other copyrights, trademarks, patents or other intellectual property rights of IBM.

11.3.4 The documents that contain IBM Technology or IBM Technical Information, Manufacturing Software, Software Tools and Microcode which are provided to WDC under this Agreement are IBM Confidential. WDC shall treat these items in accordance with the terms of Section 16.0, Confidential Information. Upon the termination or natural expiration of this Agreement, Contract or license, all of the copyright licenses granted by IBM under this Agreement shall terminate, and WDC shall return all copies of the documents containing IBM Technology or IBM Technical Information, Manufacturing Software, Software Tools and Microcode to IBM within thirty (30) days after such termination or natural expiration.

11.4 SUBLICENSING RIGHTS

All of the copyright licenses granted by IBM to WDC are non-transferable and personal to WDC, except that (i) IBM's Subsidiaries shall have the right to exercise, and to have third parties who perform the assembly of HGAs and other components into HSAs delivered to WDC or its Subsidiaries exercise, such licenses granted by IBM to WDC under this Agreement without the payment of any fees, and (ii) WDC's Subsidiaries shall have the right to exercise such licenses granted by IBM to WDC under this Agreement, and (iii) the transferability and WDC's personal use of such licenses are subject to the provisions of Section 17.0, Change of Control.

11.5   WORK PRODUCT

11.5.1 Each party shall own Work Product created solely by its employees and consultants. The parties shall jointly own Work Product that is jointly created by their employees or consultants. Creation of Joint Work Product and resulting joint ownership shall not affect ownership of copyrights for pre-existing


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

materials that are included in the Joint Work Product. Subject to the obligations of confidentiality in Section 16.0 that apply to any Confidential Information included in any Joint Work Product, each party shall have the unrestricted right to grant licenses under copyright in the Joint Work Product (including the right for any licensee to grant sublicenses) to third parties without accounting to the other party, and each party hereby consents to the grant of any such copyright licenses to third parties to the extent such consent is required by the laws of any country in which such licenses are granted.

11.5.2 Each party shall have the right to obtain and to hold in the joint owners' name copyrights, registrations and such other statutory and common law protection as may be available, and any extensions and renewals thereof, in the Joint Work Product in which it has ownership. Each party agrees to give the other party, and any person designated by the other party, at such other party's expense, all assistance reasonably required to perfect the rights defined in this Section.

11.5.3 To the extent that any pre-existing materials, other than modifications to the Microcode, of WDC are contained in the Work Product created by WDC (including Joint Work Product), WDC grants to IBM and its Subsidiaries an irrevocable, nonexclusive, worldwide, paid-up right and license under copyright to use, execute, reproduce, display, perform, distribute, transfer, sublicense, make and have made, prepare and have prepared, Derivative Works of, such pre-existing materials. WDC also grants to IBM and its Subsidiaries the right to authorize others to do any, some or all of the foregoing.

11.5.4 The notice of copyright shall reflect the respective ownership of materials. The provisions of Section 11.5 shall survive the expiration or termination of this Agreement or Contract.

12.0    TECHNOLOGY AND COPYRIGHT INDEMNITY

If a third party claims that the IBM Technology or IBM Technical Information, Software Tools, Manufacturing Software or Microcode that IBM provides under this Contract infringes a trade secret of a third party, or that such IBM Technology or IBM Technical Information, Software Tools, Manufacturing Software or Microcode that IBM provides under this Contract infringes a copyright of a third party, IBM shall defend WDC against such claim at IBM's expense and pay costs, damages, and attorney's fees a court finally awards, provided that WDC:

        (a) promptly notifies IBM in writing of the claim; and

        (b) allows IBM sole control of, and cooperates with IBM in, the defense and any related settlement negotiations.

In addition, if such a claim is made or appears likely to be made, WDC will permit IBM, at IBM's discretion, either to enable WDC to continue to use that portion of the IBM Technology or IBM Technical Information, Software Tools, Manufacturing Software or Microcode that is the subject of the claim (by obtaining a license or otherwise) or to modify or replace that portion of the IBM Technology or IBM Technical Information, Software Tools, Manufacturing Software or Microcode that is the subject of the claim, without such infringement.

Notwithstanding anything to the contrary, IBM shall have no liability and shall not indemnify WDC for such claim if the claim is based on:


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
        (a) any modification of IBM Technology or IBM Technical Information, Software Tools, Manufacturing Software or Microcode by WDC;

        (b) the combination, operation, or use of IBM Technology or IBM Technical Information Software Tools, Manufacturing Software or Microcode with other information, product, data, or apparatus not provided by IBM, if such infringement is caused by such combination;

        (c) the use of IBM Technology, IBM Technical Information, Software Tools, Manufacturing Software or Microcode by WDC in other than its specified operating environment; or

        (d) infringement by non-IBM technology, non-IBM technical information non-IBM software tools, non-IBM manufacturing software or non-IBM microcode alone.

IBM's aggregate liability under this Section shall not exceed ____________ IBM provides no indemnities under this Section to WDC with respect to any third party claims of patent infringement.

13.0    NOTICE OF ADDITIONAL LICENSES

13.1 Nothing in this Agreement shall prevent, without the use of the Intellectual Property of the other party, either party from developing or manufacturing and, except for WDC's obligation to integrate IBM Components into WDC's HDDs, from marketing, selling or otherwise distributing, the items sold or described in the specifications or drawings licensed under this Agreement, or items similar to or competitive with those items.

13.2    [Deleted]

13.3    [Deleted]

13.4    [Deleted]

13.5    [Deleted]

13.6 Notwithstanding anything to the contrary, IBM will be relieved of all of its obligations under this Section 13.0, Notice of Additional Licenses, and Attachment A, for the HSA Technology Package for [Product A] if WDC has failed to commence PQ1 for [Product A] within _________ after IBM's SONP date for [Product A], provided, however, that WDC's failure to commence PQ1 does not arise primarily from IBM's inability to deliver in all material respects the HSA Technology Package for [Product A] to WDC in accordance with a mutually agreed upon Schedule. WDC shall bear the burden of proof under this provision.

13.7 Notwithstanding anything to the contrary, IBM will be relieved of all of its obligations under this Section 13.0, Notice of Additional Licenses, and Attachment A to this Agreement, for the HSA Technology Package for [Product B] if WDC has failed to commence PQ1 for [Product B] within _______ after IBM's SONP date for [Product B], provided, however, that WDC's failure to commence PQ1 does not arise primarily from IBM's inability to deliver in all material respects the HSA Technology Package for [Product B] to WD in accordance with a mutually agreed upon Schedule. WDC shall bear the burden of proof under this provision.


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
14.0    THIRD PARTY PATENTS

14.1 The parties recognize that each of them has patent license arrangements with third parties and that it is the individual responsibility of WDC to secure any rights under the patents of third parties or any other intellectual property rights which may be needed to enable WDC to make, have made, market and otherwise distribute the desktop Products that are covered under this Agreement. WDC acknowledges that it is WDC's responsibility to obtain any necessary third party rights, and that no license or other right is extended by IBM to WDC under any such third party patents.

14.2 If WDC is unable to obtain any necessary third party rights that are needed by WDC to manufacture and market the desktop Products that are covered under this Agreement, WDC will notify IBM to determine if WDC may be able to avoid infringement by procuring components directly from IBM. In the event of such infringement, both parties will work together in good faith to enable WDC to continue to manufacture and market desktop Products that are covered under this Agreement.

14.3 IBM makes no representations or warranties, express or implied, with respect to the infringement of any patents or other rights of third parties, including but not limited to any infringement which may arise out of or result from the manufacture and sale by WDC of desktop Products, the use of any of the IBM Technology or IBM Technical Information, the operation by WDC under any of the licenses granted in this Agreement, or the use by WDC of any improvement that is disclosed by IBM. In addition, except as otherwise provided in Section
12.0 and except for any patent indemnity provisions for IBM Components that are expressly set forth in the OEM Agreement and Attachment H, IBM assumes no liability under this Agreement with respect to any infringement by WDC of any patents or other rights of any third parties.

15.0    INVENTIONS

15.1 Each Invention, other than a Joint Invention, shall be the Inventing Party's property. The Inventing Party shall have complete discretion in seeking and/or maintaining any patent or other protection and shall bear any and all expenses incurred with respect thereto.

15.2 Joint Inventions shall be jointly owned, title to all patents issued thereon shall be joint and equal, all expenses incurred in obtaining and maintaining such patents shall be jointly and equally shared (except as provided hereinafter), and each party shall have the unrestricted right to grant licenses (including the right for any licensees to grant sublicenses) to a third party thereunder without accounting to the other party and with any necessary consent hereby given by the other party as may be required by any country law in granting such licenses to a third party.

With respect to any Joint Inventions, where one party elects not to seek or maintain such protection thereon in any particular country or not to share equally in the expenses thereof, the other party shall have the right to seek or maintain such protection at its own expense and shall have full control over the prosecution and maintenance thereof even though title to any patent issuing thereon shall be joint.


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

15.3 In connection with the obtaining of patent protection for a Joint Invention, each party agrees to give the other party all reasonable assistance in connection with the preparation and prosecution of any patent application filed by the other party and shall cause to be executed all assignments and other instruments and documents as may be reasonably necessary or appropriate to carry out the intent of this section.

15.4 Nothing in this Agreement shall be deemed to grant, either directly or by implication, estoppel or otherwise, any license under any patents or patent applications of either party. The licensing of patents and patent applications is covered under a separate patent cross license agreement between the parties.

16.0    CONFIDENTIAL INFORMATION

16.1 Subject to Section 16.3 and the other provisions of this Section 16.0, IBM and WDC, and their Subsidiaries, may deliver or exchange information to accomplish the objectives of this Agreement. Either party, including its Subsidiaries, may disclose information in oral or written form. Such information may include data, techniques, technical information inherent in samples, know-how, equipment specifications, equipment performance, or other information ("Confidential Information"). The terms of this Agreement are considered to be Confidential Information to IBM and WDC.

16.2 All disclosures of information shall be deemed to be non-confidential unless specifically designated, as provided for in Section 16.3, as including IBM or WDC Confidential Information, as the case may be.

With respect to all information disclosed by one party, including its Subsidiaries (the "Disclosing Party"), to the other party, including its Subsidiaries (the "Receiving Party"), except for such information as is specifically designated as the Confidential Information of the Disclosing Party, the Disclosing Party grants to the Receiving Party, to the extent, if any, of the Disclosing Party's interest therein, an irrevocable, nonexclusive, unrestricted, and worldwide right to use, have used, disclose to others, and to dispose of, all without limitation, such non-confidential information in the development, manufacturing, marketing and maintenance of products and services that incorporate such information, subject to any applicable patent rights, copyrights and other intellectual property rights that are capable of being registered, of the Disclosing Party.

16.3 Except for the disclosure or delivery to WDC or its Subsidiaries of IBM Intellectual Property, which IBM Intellectual Property, except for published patents, shall in every circumstance be deemed IBM Confidential Information under this Agreement, and except as specifically provided in other Sections of this Agreement, information to be disclosed under this Agreement shall be considered confidential only in the following circumstances:

        (a) When such information is disclosed in a writing, the writing must contain an appropriate legend, such as "IBM Confidential" or "WDC Confidential," or other similar language that clearly denotes that it is confidential information of the Disclosing Party.

        (b) When such disclosure is made orally:

            (i)    it is confirmed in writing;


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
            (ii) the confirmation is physically or electronically sent to the
                 Receiving Party within thirty (30) days following the disclosure; and

            (iii) the confirmation specifically describes the information that is confidential.

16.4 With respect to Confidential Information of IBM or its Subsidiaries which is disclosed to WDC or its Subsidiaries, and subject to other provisions contained in this Section 16.0, such Confidential Information shall be subject to an obligation of confidentiality for a period of _______ after the final disclosure date or __________ after the date of expiration or termination of this Agreement or Contract, whichever occurs first. Notwithstanding anything to the contrary, with respect to any ________ Code provided by IBM or its Subsidiaries to WDC or its Subsidiaries, such ________ Code shall be subject to an obligation of confidentiality until IBM or its Subsidiaries makes such ________ Code publicly available without an obligation of confidence. WDC agrees to use the same care and discretion to avoid disclosure, publication or dissemination of IBM's Confidential Information outside of those employees who have a need to know, as WDC employs with similar information of its own that it does not desire to disclose, publish or disseminate outside the group of its own employees who have such a need to know.

With respect to Confidential Information of WDC or its Subsidiaries which is disclosed to IBM, and subject to other provisions contained in this Section, for a period of ________ after disclosure or _________ after the date of the expiration or termination of this Agreement or Contract, whichever occurs first, IBM agrees to use the same care and discretion to avoid disclosure, publication or dissemination of WDC's Confidential Information outside of those employees who have a need to know in order to perform activities permitted by this Agreement, as IBM employs with similar information of its own that it does not desire to disclose, publish or disseminate outside the of a group of its own employees who have such a need to know.

Except as is otherwise provided in Section 6.0, and except for IBM Confidential Information provided as IBM Intellectual Property or contained in such IBM Intellectual Property, and except for any ideas, know-how, concepts or techniques contained in such IBM Technology and IBM Technical Information, which are subject to other provisions contained in this Agreement, the Receiving Party shall be free to use any such Confidential Information provided by the Disclosing Party or contained in any reports and written documentation prepared by the Disclosing Party, and any ideas, know-how, concepts or techniques contained in any such Confidential Information for any purpose, including the use of such Confidential Information in the development, manufacture, marketing and maintenance of its products and services, subject only to the obligations not to disclose, publish or disseminate such Confidential Information during the period of confidentiality specified in this Section 16.0.

Except as is otherwise provided in Section 22.5, receipt of Confidential Information under this Agreement shall not create any obligation in any way limiting or restricting the assignment or reassignment of IBM employees within IBM and its Subsidiaries, and WDC employees within WDC and its Subsidiaries.

Subject to the provisions of Section 11.0, the Receiving Party may make a reasonable number of copies of written documentation containing Confidential Information solely for the purposes authorized by this Agreement, but must keep track of each copy. At either party's request, and at expiration or termination of this Agreement, Contract or licenses, the other party shall return any Confidential Information that exists in tangible form that was disclosed by the other party, except that either party may retain one (1)


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

copy of such Confidential Information which shall be kept in the Receiving Party's legal department and used solely for archival purposes or for maintenance of Phase 1 and Phase 2 desktop Products that are covered under this Agreement. This provision shall not apply to jointly created material or to any written material that is subject to the copyright licenses granted in this Agreement.

Following the period of confidentiality specified in this Section 16.0 and subject to any applicable patent rights, copyrights, restrictions on ________ Code or license provisions of the Disclosing Party, (i) no obligation of any kind is assumed by, or is to be implied against, the Receiving Party with respect to any Confidential Information, and (ii) the Receiving Party shall be free to disclose, publish and disseminate such Confidential Information to others without limitation and shall have all the rights relative to such Confidential Information as are set forth in this Section as if it had been transferred as non-confidential information.

16.5 Disclosure of Confidential Information shall not be precluded under the circumstances listed below. However, in the case of disclosure by the Receiving Party, that party shall first have given as much notice to the Disclosing Party as practicable and made a reasonable effort to obtain a protective order requiring that the Confidential Information or documents disclosed be used only for the purposes for which the order was issued.

Subject to the above paragraph, disclosure of Confidential Information shall not be precluded under this Agreement if such disclosure is:

        (a) required by law or is in response to a court order, provided that the party owning the Confidential Information is notified prior to the disclosure and has the opportunity to seek appropriate protective orders;

        (b) necessary to establish contract rights under this Agreement; or

        (c) necessary to establish patent rights, copyrights or other intellectual property rights that are capable of being registered. However, the party so disclosing may disclose only after receiving the written consent of the Disclosing Party. This consent shall not be unreasonably withheld or delayed.

16.6 Notwithstanding any other provisions of this Agreement, the obligations specified in Section 16.4 above shall not apply to any information that:

        (a) is in the possession of the Receiving Party prior to the Effective Date of the Agreement without obligation of confidence;

        (b) is independently developed by the Receiving Party without breach of this Agreement;

        (c) is or becomes publicly available without breach of this Agreement, from the date of the public availability;

        (d) is rightfully received by the Receiving Party from a third party without obligation of confidence, from the date of receipt; or


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

        (e) is disclosed with the prior written consent of the Disclosing Party, but only to the extent expressly set forth in the written consent.

16.7 The distribution of products, including the customary and necessary supporting documentation, that inherently discloses the Confidential Information of either party, shall not in itself be considered a disclosure of Confidential Information.

16.8 Except for IBM Technology and IBM Technical Information provided to WDC or its Subsidiaries pursuant to Sections 4.0 and 5.0, which shall in every circumstance be treated as IBM Confidential Information under this Agreement, and any other pre-existing materials, which shall be treated as the Confidential Information of the party supplying such pre-existing materials if they are transferred as Confidential Information pursuant to this Section, all documents, drawings, and blueprints in any medium that are created by WDC or its Subsidiaries under this Agreement shall be treated as the Confidential Information of both parties. Notwithstanding the foregoing, any information relating to IBM Technology or IBM Technical Information that is contained in WDC-prepared documents, drawings, and blueprints in any medium shall be considered solely as IBM Confidential Information. Except as otherwise provided in Sections 3.3.4 and 6.2.3, all such media shall be labeled with the legend "IBM/WDC Confidential Information" and treated as the Confidential Information of the other party in accordance with the provisions of this Section 16.0.

16.9 Notwithstanding any other provision in this Section 16.0, no copyright license is granted in this Section by either party or its Subsidiaries to the other with respect to:

        (a) any program code, Software Tools, Manufacturing Software or Microcode; or

        (b) any document or other media that may be included in the information delivered under this Agreement.

16.10 IBM Confidential Information and WDC Confidential Information that was previously disclosed under the prior Agreement for the Exchange of Confidential Information, signed by the parties on March 13, 1996, and supplements SJ-004 and SJ-005 shall be treated as having been disclosed under this Section 16.0 as the Confidential Information of the Disclosing Party.

The provisions of this Section 16.0 shall supersede and replace, in all respects, the provisions and restrictions contained in any prior confidential disclosure agreements between WDC and IBM related to the subject-matter of this Agreement, and those prior confidential disclosure agreements shall have no further application to such activities and matters related to the subject-matter of this Agreement.

All of the provisions of this Section 16.0 and the obligation of nondisclosure with respect to Confidential Information, shall survive expiration, termination, or cancellation of this Agreement and remain in effect and binding on the parties until the confidentiality period specified in this Section has expired.

16.11 Notwithstanding the provisions of this Section 16.0, with respect to each successor desktop HDD program beyond [Product B] that WDC wishes to commit to buy IBM Components, and receive IBM Technology and Technical Assistance, from IBM, a due diligence review may be conducted by WDC under the terms of the prior Agreement for Exchange of Confidential Information dated March 13, 1996 ("AECI"), and supplement number SJ-005 dated March 6, 1998, as revised, except that the Initial Disclosure Date and Final Disclosure Date for supplement number SJ-005 shall be adjusted to coincide

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

with the period of the due diligence review. If, after performing a due diligence review for a successive desktop HDD program beyond [Product B], WDC elects in writing to continue to buy IBM Components and receive IBM Technology and Technical Assistance from IBM, any IBM Confidential Information received by WDC during such review will become subject to the other terms of this Section 16.0, which sections shall supersede and replace, in all respects, the provisions and restrictions contained in the AECI and supplement number SJ-005 with respect to IBM Confidential Information disclosed during the due diligence review.

16.12 To prevent the unauthorized disclosure of IBM Confidential Information, WDC and its Subsidiaries shall secure all tangible materials, documents, items of work in process and work products that embody IBM Confidential Information in locked files or areas providing restricted access.

16.13 WDC and its Subsidiaries shall maintain a log, which is subject to IBM's review, and tracks the access by its employees to each copy of IBM's specifications, drawings or other tangible materials that contain IBM Confidential Information. WDC and its Subsidiaries shall also limit access to terminals, computers and programs that have access to IBM Confidential Information only to those employees who have a strict need to know under this Agreement.

16.14 WDC and its Subsidiaries shall maintain adequate written procedures, and communicate such procedures to its employees, to prevent the loss of IBM Confidential Information. In the event of any such loss, WDC shall promptly notify IBM in writing of such loss.

17.0    CHANGE OF CONTROL

17.1 Upon a Change of Control, the party that is not the subject of a Change of Control may elect to terminate this Agreement or Contract by giving ___________ days written notice (the "Termination Notice") at any time within _______________ of the effective date of such Change of Control; provided, however, that in no event shall the effective date of such termination (at the end of such _______-____ period) be prior to the effective date of the Change of Control; and provided further, that if the acquirer in the Change of Control is prevented by law from discussing this Agreement or Contract with the party that is not the subject of the Change of Control prior to the effective date of the Change of Control, then the effective date of such termination (at the end of such ________-day period) shall not be prior to ___________ days after the effective date of the Change of Control and, if the subject of the Change of Control is WDC, IBM shall not be obligated to provide any IBM Technology, IBM Technical Information and Technical Assistance to the acquirer after the effective date of the Change of Control.

17.2 In the event of a Change of Control of WDC involving a party that is not a Subject Acquirer, this Agreement shall continue in effect subject, however, to
(i) the elimination of Section 13.0, Notice of Additional Licenses, and (ii) with appropriate modifications made to Section 21.0, Administrative Provisions, for programs to which WDC has undertaken under this Agreement and with respect to any additional WDC programs if WDC notifies IBM of its desire to amend this Agreement for such additional programs either (i) __________ days prior to the effective date of the Change of Control, or (ii) prior to the date of the Termination Notice, whichever is later, provided WDC and IBM agree to all the terms and conditions of such programs and all fees due under this Agreement were paid prior to the effective date of the Change of Control, or prior to the date of the Termination Notice, and the Acquiring Party agrees in writing with IBM that it will comply with all of the provisions of this Agreement.


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

17.3 In the event of termination as a result of a Change of Control of WDC involving a Subject Acquirer, the Acquiring Party may continue manufacturing desktop Products for which a Supplement has been added or incorporated into this Agreement, provided that all fees due under this Agreement were paid prior to the date of the Notice of Termination, and provided that the Acquiring Party agrees in writing with IBM to comply with all the terms and conditions of this Agreement.

17.4 In the event of a termination pursuant to Section 17.3, the acquiring party shall (i) segregate all IBM Confidential Information, including IBM Technology and IBM Technical Information, provided by IBM to prevent disclosure to employees who are not producing desktop Products subject to this Agreement, (ii) return all IBM Confidential Information, including IBM Technology and IBM Technical Information, provided by IBM for which a Supplement has not been added to this Agreement, or which is not required to continue production of desktop Products as permitted by Section 17.3; and (iii) comply with any additional security provisions that may be reasonably required by IBM in the event of such Change of Control.

17.5 Notwithstanding the above, the OEM Agreement and Attachment H shall continue in full force and effect in accordance with their respective terms, if a Change of Control occurs.


18.0 MATERIAL BREACH

A material breach shall include, but not be limited to:

        (a) the failure by either party to make a required payment (including any interest on a required payment) that is due under this Agreement;

        (b) the improper use or disclosure in any material respect of:

            (i) any IBM Intellectual Property, provided that, among other things, any use of IBM Intellectual Property beyond the scope or otherwise in violation of the licenses granted, or any use with non-IBM HSAs, shall be considered to be "improper use or disclosure in any material respect," or

            (ii) any copyrighted items in a manner not permitted in this
                 Agreement; and

        (c) the failure by WDC or its Subsidiaries to comply with the terms of
            Section 22.5 of this Agreement that pertain to assignment, transfer or reassignment of WDC's employees;

which in each case shall be subject to applicable cure periods for any termination of this Agreement or Contract for cause under Section 19.2 or of any licenses under Section 19.3.

A material breach shall also include any party's breach of any other material term of this Agreement.


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

19.0    TERM AND TERMINATION

19.1    TERM

Except as otherwise provided in Section 23.0, Execution, this Agreement shall be effective as of the date of the signature of the last party to execute this Agreement (the "Effective Date") and, unless sooner terminated as hereinafter provided, shall remain in effect for a period of time beginning on the Effective Date and ending on ____________________________________, or for a period of
__________ years from the Effective Date, whichever is later (the "Initial Term"). Following the Initial Term, this Agreement may be extended through the Product End of Life for desktop Products that are successors to [Product B], if an amendment to this Agreement is executed by authorized representatives of IBM and WDC to add a new Supplement for such desktop Products. The "Initial Term" and any extended period shall be referred to in this Agreement as the "Term."

19.2    TERMINATION OF AGREEMENT

19.2.1 The parties may agree to mutually terminate this Agreement or Contract by written amendment as provided in Section 22.17.

19.2.2 A party may terminate this Agreement or Contract for cause in the event of a material breach by the other party of this Agreement as described in
Section 18.0.

19.2.3 Either party may terminate this Agreement or Contract for cause if an Action in Bankruptcy occurs with respect to the other party.

19.2.4 Termination of this Agreement or Contract under Section 19.2.2 shall become effective sixty (60) days after written notice of the termination, unless the breaching party cures the default prior to the effective date of the written notice of termination. Such termination shall not be delayed or postponed as the result of any election made by either party to invoke the dispute resolution process pursuant to Section 20.0.

19.2.5 Except as otherwise provided in Section 6.3 (Residuals), all of the licenses to IBM Technology, IBM Technical Information and copyrights, that IBM grants to WDC, and related sublicenses that WDC grants to its Subsidiaries under this Agreement, shall terminate on the effective date of the expiration or termination of this Agreement or Contract and shall not survive such expiration or termination.

19.2.6 In the event of termination of this Agreement or Contract pursuant to this Section 19.0, Section 17.0 (Change of Control) or Section 22.13 (Severability), all amounts due and owing to the terminating party shall become immediately due and payable to it.

19.3    TERMINATION OF LICENSES

19.3.1 In addition to any other rights or remedies provided in this Agreement, IBM shall have the right to terminate all licenses that are granted to WDC, and sublicenses that WDC grants to its Subsidiaries, under this Agreement for any or all Intellectual Property if WDC or its Subsidiaries commits a material breach of this Agreement as provided in Section 18.0 and does not cure such failure, improper use or disclosure, or other material breach within sixty (60) days after its receipt of written notice from IBM to WDC specifying the nature of such material breach. In the event that any such material breach is not cured within sixty (60) days after receipt of written notice from IBM, unless otherwise specified in writing by IBM, all of the licenses to IBM Technology and IBM Technical Information and copyrights that IBM grants to WDC, and sublicenses that WDC grants to its Subsidiaries under this Agreement shall terminate at the end of such sixty (60) day period. In addition, notwithstanding anything to the contrary in this Agreement, IBM will be relieved of all of its obligations under
Section 13.0, Notice of Additional Licenses, and Attachment A, on the effective date of the termination of such licenses.

19.4     EQUITABLE RELIEF

WDC acknowledges that the IBM Intellectual Property it receives and which is licensed by IBM to WDC is the highly valuable property of IBM, the unauthorized disclosure or use of which would cause IBM irreparable harm and damage that cannot be adequately compensated by monetary relief alone. Accordingly, in addition to other rights and remedies available to IBM, WDC agrees that IBM shall be entitled to equitable relief, including but not limited to injunctive relief in the event of a breach of its Intellectual Property rights or the unauthorized disclosure or use by WDC or its Subsidiaries of IBM's Confidential Information, to prevent WDC and its Subsidiaries from making any unauthorized dissemination of such IBM Confidential Information or from using any Intellectual Property in violation of the terms of this Agreement.

20.0    DISPUTE RESOLUTION

The parties will attempt in good faith to promptly resolve any controversy or claim arising out of or relating to this Agreement by negotiations between the parties. If a controversy or claim should arise, the administrators of this Agreement or their respective successors, or their superiors, will meet in person or phone, as they decide, at least once and will attempt to resolve the matter. Either Managing Coordinator of this Agreement may require the other to meet within seven (7) days at a mutually agreed upon time and location.

If a matter has not been resolved within ten (10) days of their first meeting, or a request for such meeting if no meeting occurs, the Managing Coordinators of this Agreement will refer the matter to Senior Executives of the parties, who shall have authority to settle the dispute. The Managing Coordinators of this Agreement may prepare and exchange memoranda stating the issue(s) in dispute and their positions, while summarizing the negotiations which have taken place between the parties and attaching relevant documents, if appropriate. The Senior Executives of the parties will either meet in person or discuss the matter by telephone at a mutually agreed upon time and/or location.

If a dispute that does not involve or relate to WDC's use or disclosure of IBM Technology or IBM Technical Information has not been resolved within fifteen
(15) days of the first meeting or discussion by the Senior Executives or fifteen
(15) days from the first request for such a meeting or discussion if no meeting or discussion has occurred, then upon the request of either party within three
(3) days after such period, the parties will attempt to resolve such dispute by submitting it to expedited mediation in accordance with the following paragraph before the commencement of litigation.

If the parties cannot agree on a neutral mediator within three (3) days from receipt of a request to mediate, either party can request the American Arbitration Association appoint a neutral mediator with experience in the computer industry. Each party agrees to cooperate fully with the mediator and attempt to resolve the dispute. The proceedings of the mediator shall be privileged as settlement discussions and shall not be admissible in any subsequent litigation, and the proceedings and any suggestions or recommendations by the mediator shall be non-binding. The mediator shall make no records during the mediation and no report shall be issued. If the parties cannot promptly resolve their differences to their mutual satisfaction within fourteen (14) days of the request for mediation or after two (2) mediation sessions, whichever occurs first, either party shall be free to pursue any and all other remedies available to such party, including but not limited to, litigation. Costs of the mediator will be born equally by the parties.

Under no circumstances shall either party attempt to use the process set forth above for dispute resolution if the intended purpose of either party is primarily to delay an action at law or in equity against the other party. Notwithstanding anything to the contrary, nothing in the process set forth above shall prevent: (i) either party from issuing notices or other required communications prior to or during the dispute resolution process, (ii) IBM from seeking immediate injunctive relief for a dispute that involves or relates to WDC's use or disclosure of IBM Technology or IBM Technical Information, or (iii) either party from terminating this Agreement. If IBM seeks immediate injunctive relief, the parties may submit the matter involving IBM's request for injunctive relief to expedited mediation in accordance with the immediately preceding paragraph.

21.0    ADMINISTRATIVE PROVISIONS

21.1    MANAGING COORDINATORS

The Managing Coordinators for the parties are:

For IBM:                            For WDC:

-------------                       -------------

Each party may change its Managing Coordinator, or designate a temporary acting Managing Coordinator, at any time during the term of this Agreement by notifying the Managing Coordinator for the other party in writing at the above address. No formal amendment to this Agreement is necessary to make this change.

The Managing Coordinator is not authorized to amend, alter, or extend this Agreement in any way. The Managing Coordinator or his designated alternate is only authorized to:

        (a) submit and receive requests, proposals, and responses;

        (b) schedule and coordinate visits by personnel of each party to facilities of the other party, or its Subsidiaries, in connection with activities under this Agreement;

        (c) supervise and record the exchange of Confidential Information in accordance with Section 16.0;

        (d) monitor schedules and progress of this Agreement; and

        (e) supervise the delivery of IBM Technology and Technical Assistance between the parties.

21.2    PAYMENTS, NOTICES, AND OTHER COMMUNICATIONS

21.2.1 All payments under this Contract shall be made by electronic funds transfer and shall be in U.S. dollars. Payments shall be deemed made on the date of electronic funds transfer.

Payments to IBM by electronic transfer of the fees described in Sections 9.2,
9.3 and 9.4 of this Contract shall be sent to:

-----------------

IBM may change the above bank account and payee at any time upon five (5) days' written notice to WDC.

21.2.3 Except as otherwise provided for in this Contract, any notice or communication to be made or given to a party under to this Agreement shall be sent to that party by facsimile or by registered airmail, postage prepaid. Registered or certified mail may also be used where delivery is in the same country as mailing. Notices and communications shall be sent to the receiving party's address listed below or to another address designated in writing by the receiving party. Notices or other communications shall be deemed to have been given on the date of receipt.

WDC shall mail notices of IBM Technology Fees and IBM Technology Fee reports for the fees described in Sections 9.2, 9.3 and 9.4 of this Agreement to IBM at:

-----------------

WDC shall mail all other notices and communications under this agreement to IBM at:

-----------------


WDC shall mail a copy of all such notices and communications to IBM at:

Office of Counsel
International Business Machines Corporation

---------------

IBM shall mail notices and communications to WDC at:

--------------.
Vice President, Law & Administration

---------------

22.0    GENERAL

22.1    NO ASSIGNMENT OR SUBCONTRACT

This Agreement shall be binding on and inure to the benefit of the parties to this Agreement, their Subsidiaries, and their respective successors and assigns.

Neither party may transfer, assign, delegate, license or sublicense this Agreement nor any of the rights, licenses or duties under this Agreement, including but not limited to any license rights obtained hereunder, without the prior written approval of the other party, except that: either party may (i) assign its rights to payments that will become due under the Agreement to a Subsidiary or another party, (ii) assign this Agreement to a Subsidiary with the prior written consent of the other party, which will not be unreasonably withheld or delayed, and (iii) delegate its duties to a Subsidiary that it reasonably believes will be capable of performing such party's duties under this Agreement; and WDC may assign this Agreement pursuant to the provisions of
Section 17.0. Any assignment or delegation pursuant to this paragraph shall not relieve either party of its obligations under this Agreement. Each party guarantees the performance of its Subsidiaries under this Agreement, and any claim against a Subsidiary may be brought against the parent. Any assignment or delegation that is inconsistent with this Section is void and shall have no effect.

Neither party may subcontract any work to be performed under this Agreement without the prior written approval of the other party, which approval will not be unreasonably withheld or delayed. However, if a party does subcontract with the consent of the other party, the subcontracting party shall be solely responsible for the performance of the subcontractor, and any such subcontractor shall be bound and subject to all confidentiality and intellectual property licensing provisions in this Agreement and shall agree to use any Confidential Information and IBM Intellectual Property provided to it solely in a manner that is consistent with WDC's licenses to IBM Intellectual Property. Subcontracting work shall not relieve either party of its obligations under this Agreement.

22.2    PUBLICITY/TRADEMARKS

Neither party may disclose the terms of this Agreement in any publication or marketing materials without the prior written consent of the other party. The parties agree that any publicity regarding the subject matter of this Agreement will be duly coordinated by and between the parties. Each party hereto agrees not to disclose the terms and conditions of this Agreement other than to its Subsidiaries, independent accountants or legal counsel except as may be required by law or governmental regulation, without the express written consent of the other party.

Nothing contained in this Agreement shall be construed as transferring any right to use in advertising, publicity, or other promotional activities any name, trade name, trademark, or other designation of either party to this Agreement (including any contraction, abbreviation, or simulation of any of the foregoing).

22.3    NON-EXCLUSIVE AGREEMENT

Subject to the notice provisions of Section 13.0, nothing in this Agreement prevents either party from entering into similar agreements or discussions with others, and nothing in this Agreement prevents either party from developing, making, procuring, marketing and/or maintaining products, now or in the future, which compete or incorporate features that may be competitive with the Products included herein.

22.4    INDEPENDENT RELATIONSHIP OF THE PARTIES

Each party shall be responsible for its own employees. No employee of either party shall be deemed an employee of the other party. Matters governing the terms and conditions of the employment of any employee, such as supervision, work schedules, wage rates, tax withholdings, and benefits, are exclusively the responsibility of the employer of that employee.

Except as otherwise provided in this Agreement, each party shall bear its own expenses incurred in connection with this Agreement, including those expenses incurred prior to the Effective Date.

WDC is responsible for acquiring and paying for everything WDC uses to manufacture Products, including without limitation all capital assets, tooling and custom items needed to manufacture Products.

2.5     ASSIGNMENT, TRANSFER OR REASSIGNMENT OF EMPLOYEES

22.5.1  [Deleted]

22.5.2  [Deleted]

22.5.3  [Deleted]

22.5.4  [Deleted]

22.5.5  [Deleted]

22.5.6  [Deleted]

22.6    REPRESENTATIONS AND WARRANTIES

Other than as expressly provided in this Agreement, neither party makes any representations or warranties nor assumes any liabilities in connection with this Agreement.

ALL EQUIPMENT, SOFTWARE PROGRAMS, MATERIALS, SERVICES, TECHNOLOGY, OR INFORMATION FURNISHED BY EITHER PARTY PURSUANT TO THIS AGREEMENT IS PROVIDED ON AN "AS IS" BASIS, AND EACH PARTY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE. HOWEVER, THIS PROVISION SHALL NOT APPLY TO ANY EXPRESS WARRANTIES MADE BY IBM UNDER THE OEM AGREEMENT AND ATTACHMENT H WITH RESPECT TO IBM COMPONENTS PROVIDED TO WDC BY IBM.

IBM makes no representation or warranty that WDC or its Subsidiaries will be able to manufacture HDDs using IBM Intellectual Property. All specifications, designs, road maps and other documents that IBM provides are subject to change without any prior notice.

22.7    COMPLIANCE WITH LAWS AND REGULATIONS

Both parties and their Subsidiaries shall comply with all applicable United States and foreign laws in performing their duties under this Agreement. This includes without limitation all laws and regulations related to the export of technical information and related products.

22.8    GOVERNING LAW, VENUE, AND JURY TRIAL WAIVER

This Agreement and any agreement incorporated into it shall be construed in accordance with the substantive laws of the State of New York, and by the copyright and patent laws of the United States of America. Venue for any action arising out of this Agreement shall be solely in the U.S. District Court of the Northern District of California. Both parties waive their right to a jury trial in any action arising out of or related to this Agreement.

22.9    EXCLUSION OF CONSEQUENTIAL DAMAGES

Except for any violations or breaches of this Agreement pertaining to Intellectual Property rights, neither party or its Subsidiaries shall be liable for any consequential, incidental, special or punitive damages arising out of or related to this Agreement, including lost revenue, profits, or savings, whether the claim is for breach of contract, warranty or tort (including negligence), failure of a remedy to accomplish its purpose, or otherwise, even if notified in advance of the possibility of such damages. Neither party or its Subsidiaries shall be liable for any third party claims against the other party for any losses or damages, including without limitation loss of or damage to records or data.

22.10   FORCE MAJEURE

A party to this Agreement shall be excused from the fulfillment of any obligation under this Agreement for so long as such fulfillment shall be hindered or prevented by any circumstances of force majeure such as, but not limited to, acts of God, war, riot, strike, lockout, fire, flood, other natural catastrophe, shortage of materials or transportation, national or local government regulations, or any other circumstances outside of its control. However, the affected party must promptly notify the other party of the condition that delays or prevents its performance. The affected party must also take reasonable steps to perform despite the condition, or to correct or repair the condition that delays or prevents its performance.

22.11   NO SOLICITATION

To the extent permitted by law, during the Term of this Agreement, and for __________ thereafter, WDC's HDD development, manufacturing, marketing and qualification business groups shall not solicit or encourage, or use any third party to solicit or encourage, any IBM employee who has provided IBM Technology or Technical Assistance, directly or indirectly, to WDC under this Agreement and is employed by IBM in a development or manufacturing position that involves, or relates or pertains to, disk drive technology to discontinue his or her employment relationship with IBM.

To the extent permitted by law, during the Term of this Agreement, and for ___________ thereafter, IBM's Storage Systems Division's HDD development, manufacturing, marketing and qualification business groups shall not solicit or encourage, or use any third party to solicit or encourage, any WDC employee who has received IBM Technology or Technical Assistance, directly or indirectly, from IBM under this Agreement and is employed by WDC in a development position for its 3.5" form factor, desktop HDD programs to discontinue his or her employment relationship with WDC.

For the purpose of interpretation of this Section 22.11, the mere publication by either party of an advertisement in a newspaper, magazine or web site as to availability of a job opening or other general solicitation that does not target the employees of the other party will not be considered as solicitation.

22.12   AGREEMENT INTERPRETATION

The title and headings in this Agreement are for convenient reference and are not intended to change or supplement the meaning of the terms of this Agreement. References to sections of this Agreement followed by a single digit shall include the entire section of the Agreement, including all subsections; references to subsections shall include all subparts of such subsections. References in this Agreement to a number of days, weeks, months, or years, shall mean calendar days, weeks, months, or years, unless otherwise stated. This Agreement shall be construed as having been jointly drafted by both parties after meaningful negotiation.

22.13   SEVERABILITY

If any provision of this Agreement is found by any governmental authority or competent judicial authority to be invalid, illegal, or unenforceable in any respect, and such invalidity, illegality or unenforceability affects the economic benefits, intellectual property provisions or licensing provisions of this Agreement, the party affected by such action may terminate this Agreement. If such action does not affect the economic benefits, intellectual property provisions or licensing provisions, the remainder of such provisions shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would materially affect any of the rights or obligations of either party, in which case either party may terminate the Agreement.

22.14   SURVIVAL

In addition to Sections of this Agreement where survival rights are specified, the rights and obligations of Sections 6.3, 8.1.6, 8.0, 9.3, 10.0, 11.3.4, 11.5,
12.0, 14.0, 15.0, 16.0, 19.4, 20.0, 22.2, 22.4, 22.5, 22.6, 22.7, 22.8, 22.9,
22.11, 22.14, 22.15, 22.17 and 22.18 shall survive and continue after any expiration or termination of this Agreement or Contract and shall bind the parties and their legal representatives, successors and assigns.

22.15   FAILURE TO ACT

Any delay or failure of a party to this Agreement to exercise any right, power, remedy, or privilege hereunder, or failure to strictly enforce any breach, violation, default, failure to perform, provision or condition shall not impair any such right, power, remedy, or privilege, nor shall it constitute a waiver thereof or acquiescence thereto unless explicit written notice is provided. Any waiver, permit, consent, or approval of any kind regarding any breach, violation, default, failure to perform, provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. No partial waiver of any such right, power, privilege, breach, violation, default, failure to perform, provision or condition on any one occasion shall preclude any other or further exercise thereof or constitute a waiver thereof or acquiescence thereto on any subsequent occasion unless clear and express notice thereof in writing is provided.

22.16   PROHIBITED DISCUSSIONS

The parties affirm that their respective marketing policies or activities, or pricing information with respect to HDDs, relative to the subject matter of this Agreement shall not be discussed or exchanged between them.

22.17   SOLE AGREEMENT AND AMENDMENTS

The terms of this Agreement, and any agreements incorporated herein by reference, are the complete and exclusive statement of the agreement between the parties on this subject matter. They supersede any prior or contemporaneous oral or written statements, agreements, or representations relating to the subject matter of this Agreement.

The terms and conditions of the main body of this Agreement, including but not limited to Section 19.0, shall control and prevail over any inconsistent or contradictory term or condition in any Attachment to this Agreement or in any purchase order, shipping document, invoice or similar document passing between the parties pursuant to this Agreement; provided, however, that if an Attachment explicitly indicates that one or more terms thereof supersede identified provisions of this Agreement, such terms in such Attachment shall prevail. Notwithstanding the foregoing, but excluding Section 19.0, this paragraph shall not apply to either the OEM Agreement or Attachment H, except for Amendment number 16 of Attachment H.

The parties understand that there are no other oral or written collateral promises, representations, agreements, or understandings other than those expressly stated in this Agreement. Each party warrants that there were no inducements, express or implied, relied upon as a condition of entry into this Agreement.

This Agreement may not be changed or supplemented except by a separate written amendment signed by an authorized representative of each party. No conflicting or additional terms in any purchasing acknowledgment, or other form not specifically incorporated by reference into this Agreement shall be considered part of this Agreement. Any such terms are void and shall be treated as having been objected to by the parties.

22.18   AGREEMENTS WITH EMPLOYEES AND OTHERS

Each party shall obtain and maintain appropriate agreements with its Subsidiaries, employees and others, including subcontractors whose services may be required, that are sufficient to enable such party to comply with all the provisions of this Agreement. These agreements shall, among other things, contain terms that bind and make such Subsidiaries, employees and others subject to all confidentiality and intellectual property licensing provisions in this Agreement. All such Subsidiaries, employees and others shall also agree to use any Confidential Information and IBM Intellectual Property provided solely in a manner that is consistent with WDC's licenses to IBM Intellectual Property.

22.19   ATTACHMENTS

The following are a part of this Agreement:

        (a)  Attachment A:   Supplements

        (b)  Attachment B:   HDD Product Information

               Attachment B-1       [Product A]
               Attachment B-2       [Product B]

        (c)  Attachment C:  Manufacturing Software, Software Tools and Microcode

        (d)  Attachment D:  IBM Technology

        (e)  Attachment E:  IBM Technology Delivery Schedule

        (f)  Attachment F:  Core IBM Technology

                            (g) Attachment G: OEM Sales and Purchase Agreement between International Business Machines Corporation and Western Digital Corporation

                            (h) Attachment H: Agreement for Fabrication and Purchase of Products (Original Equipment Manufacturer) between International Business Machines Corporation and Western Digital Corporation dated April 8, 1993, as amended (including Amendment No. 16 thereto, the "IMD 3-Piece Chip Set Agreement")


23.0    EXECUTION

This Agreement will not become binding, and neither party will have any obligations under its terms, unless and until IBM Board of Directors approval is obtained. In the event that IBM Board of Directors approval is not obtained by July 31, 1998, this Agreement shall be null and void. All Confidential Information, including but not limited to IBM Technology and IBM Technical Information, which will be subject to this Agreement when it becomes effective, shall continue to be subject to the Agreement for Exchange of Confidential Information ("AECI") between the parties dated March 13, 1996, and supplement number SJ-005 to such AECI, until approval is obtained from IBM's Board of Directors. Once such approval is obtained, this Agreement shall become effective and binding on the parties.

More than one counterpart of this Agreement may be executed by the parties, and each fully executed counterpart shall be deemed an original. WDC and IBM indicate their agreement to the terms of this Agreement by their authorized representatives signing below.


INTERNATIONAL BUSINESS MACHINES             WESTERN DIGITAL CORPORATION
CORPORATION


By:     /s/ JAMES R. BOOTH                  By:    /s/ A. KEITH PLANT
        ------------------------------             ----------------------------
Name:   James R. Booth                      Name:  A. Keith Plant

Title:  Vice President, World Wide          Title: Vice President, Business
        Materials                                  Development
Date:   June 7, 1998                        Date:  June 7, 1998

                                          ======================================
                                                       CONFIDENTIAL.
                                          CERTAIN INFORMATION HAS BEEN REDACTED.
                                            CONFIDENTIAL TREATMENT REQUESTED.
                                          ======================================



                              OEM COMPONENT SUPPLY
                       AND TECHNOLOGY LICENSING AGREEMENT

                                  ATTACHMENT A

                                   SUPPLEMENTS

HDD Projects: [Product A] and [Product B].

HSA Technology Package: refer to Attachment D to Agreement.

[Balance Deleted]

                              OEM COMPONENT SUPPLY
                       AND TECHNOLOGY LICENSING AGREEMENT

                                 ATTACHMENT B-1


                                    [Deleted]

                              OEM COMPONENT SUPPLY
                       AND TECHNOLOGY LICENSING AGREEMENT

                                 ATTACHMENT B-2


                                    [Deleted]

                              OEM COMPONENT SUPPLY
                       AND TECHNOLOGY LICENSING AGREEMENT

                                  ATTACHMENT C

              MANUFACTURING SOFTWARE, SOFTWARE TOOLS AND MICROCODE

                                    [Deleted]

                              OEM COMPONENT SUPPLY
                       AND TECHNOLOGY LICENSING AGREEMENT

                                  ATTACHMENT D

                                 IBM TECHNOLOGY

                     PHASE 1 ([PRODUCT A] AND [PRODUCT B]):

The following IBM-specified items, as available, are included in the IBM Technology that IBM plans to make available to WDC under this Agreement:

[Deleted]

                              OEM COMPONENT SUPPLY
                       AND TECHNOLOGY LICENSING AGREEMENT

                                  ATTACHMENT E

                        IBM TECHNOLOGY DELIVERY SCHEDULE


               CHECKPOINT                                          DATE
               ----------                                          ----

Delivery of preliminary specifications and                       _________
drawings for mechanical components for [Product A]
(i.e., specifications and drawings
for mechanical components in IBM's current
Titan desktop HDD product)


First Steering Committee Meeting                                 __________



Second Steering Committee Meeting                                __________



Third Steering Committee Meeting                                 __________



IBM's scheduled LA date for [Product A]                          __________



IBM's scheduled LA date for [Product B]                          _________*





----------------
*  Dates are subject to change by mutual agreement.

                              OEM COMPONENT SUPPLY
                       AND TECHNOLOGY LICENSING AGREEMENT

                                  ATTACHMENT F

                               CORE IBM TECHNOLOGY

                                    [Deleted]